                                                                     EXHIBIT 2
                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                         NCI ACQUISITION CORPORATION,


                            NCI MERGER CORPORATION,


                           NATIONWIDE CREDIT, INC.,


                    FIRST FINANCIAL MANAGEMENT CORPORATION


                                      AND


                            FIRST DATA CORPORATION



                         DATED AS OF DECEMBER 31, 1997

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

ARTICLE I    DEFINITIONS..............................................  1

    Section 1.1.    Definitions.......................................  1

ARTICLE II   THE MERGER............................................... 11

    Section 2.1.    Surviving Corporation............................. 11
    Section 2.2.    Effects of the Merger............................. 12
    Section 2.3.    Articles of Incorporation, By-Laws and Directors.. 12

ARTICLE III  CONVERSION OF SHARES; DETERMINATION OF MERGER
              CONSIDERATION........................................... 12

    Section 3.1.    Conversion Terms.................................. 12
    Section 3.2.    Merger Consideration.............................. 13
    Section 3.3.    Determination of Year-End Net Worth............... 13
    Section 3.4.    Adjustment........................................ 15
    Section 3.5.    Additional Performance-Based Consideration........ 15

ARTICLE IV   SIGNING AND CLOSING...................................... 16

    Section 4.1.    Closing Date...................................... 16
    Section 4.2.    Filing Certificate of Merger and Effectiveness.... 16
    Section 4.3.    Payment on the Closing Date....................... 16
    Section 4.4.    Buyer's Signing Date Deliveries................... 17
    Section 4.4.    FFMC's Signing Date Deliveries.................... 18
    Section 4.5.    Closing Date Deliveries........................... 19

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE SELLERS.............20

    Section 5.1.    Organization of the Sellers....................... 20
    Section 5.2.    Organization; Capital Structure of the Company;
                     Power and Authority.............................. 20
    Section 5.3.    Subsidiaries and Investments...................... 21
    Section 5.4.    Authority of the Sellers; Conflicts............... 21
    Section 5.5.    Financial Statements.............................. 23
    Section 5.6.    Operations Since Financial Statement Date......... 23
    Section 5.7.    Taxes............................................. 25
    Section 5.8.    Governmental Permits.............................. 26
    Section 5.9.    Real Property..................................... 27
    Section 5.10.   Personal Property Leases.......................... 27
    Section 5.11.   Intellectual Property; Software................... 27
    Section 5.12.   Title to Property................................. 28
    Section 5.13.   No Litigation..................................... 29
    Section 5.14.   Contracts......................................... 29

                                                                      Page
                                                                      ----

    Section 5.15.   Status of Contracts............................... 30
    Section 5.16.   ERISA............................................. 31
    Section 5.17.   Environmental Compliance.......................... 32
    Section 5.18.   Employee Relations and Agreements................. 32
    Section 5.19.   No Brokers........................................ 33
    Section 5.20.   Insurance......................................... 33
    Section 5.21.   No Undisclosed Liabilities........................ 33

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF THE BUYER.............. 33

    Section 6.1.    Organization of the Buyer and Mergerco............ 33
    Section 6.2.    Authority of the Buyer; Conflicts................. 34
    Section 6.3.    No Litigation..................................... 35
    Section 6.4.    Investment Intent................................. 35
    Section 6.5.    HSR Act........................................... 35

ARTICLE VII  ACTION PRIOR TO THE CLOSING DATE......................... 36

    Section 7.1.    Access to Information............................. 36
    Section 7.2.    Notifications..................................... 36
    Section 7.3.    Consents of Third Parties; Governmental Approvals. 36
    Section 7.4.    Operations Prior to the Closing Date.............. 37
    Section 7.5.    Notification by the Sellers of Certain Matters.... 41
    Section 7.6.    Termination of Certain Partnerships............... 41

ARTICLE VIII ADDITIONAL AGREEMENTS.................................... 41

    Section 8.1.    Use of Names...................................... 41
    Section 8.2.    Tax Matters....................................... 42
    Section 8.3.    Employee Matters.................................. 47
    Section 8.4.    [Intentionally Omitted]........................... 49
    Section 8.5.    Insurance: Risk of Loss........................... 49
    Section 8.6.    Exclusivity....................................... 50
    Section 8.7.    Covenant Not to Compete; Other Agreements......... 50
    Section 8.8.    Solicitation of Employees......................... 53
    Section 8.9.    Termination of Intercompany Debt.................. 54
    Section 8.10.   Powers of Attorney; Bank Accounts................. 54
    Section 8.11.   Capital Expenditures.............................. 54
    Section 8.12.   Obligations of Mergerco........................... 54
    Section 8.13.   Collection Receivables............................ 54


ARTICLE IX   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER......... 55

                                                                      Page
                                                                      ----
    Section 9.1.    No Misrepresentation or Breach of Warranties and
                     Covenants........................................ 55
    Section 9.2.    No Restraint...................................... 55
    Section 9.3     Licensing......................................... 55

ARTICLE X    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS........56

    Section 10.1.   No Misrepresentation or Breach of Warranties and
                     Covenants........................................ 56
    Section 10.2.   No Restraint...................................... 56

ARTICLE XI   INDEMNIFICATION.......................................... 56

    Section 11.1.   Indemnification by the Sellers.................... 56
    Section 11.2.   Indemnification by the Buyer...................... 59
    Section 11.3.   Notice of Claims.................................. 60
    Section 11.4.   Determination of Amount........................... 61
    Section 11.5.   Third Person Claims............................... 61
    Section 11.6.   Limitations....................................... 64

ARTICLE XII  TERMINATION.............................................. 65

    Section 12.1.   Termination....................................... 65
    Section 12.2.   Notice of Termination............................. 65
    Section 12.3.   Effect of Termination............................. 65

ARTICLE XIII GENERAL PROVISIONS....................................... 65

    Section 13.1.   Survival of Representations and Warranties........ 65
    Section 13.2.   Confidential Nature of Information................ 65
    Section 13.3.   No Public Announcement............................ 66
    Section 13.4.   Notices........................................... 66
    Section 13.5.   Successors and Assigns............................ 68
    Section 13.6.   Access to Records after Closing................... 68
    Section 13.7.   Entire Agreement; Amendments...................... 68
    Section 13.8.   Interpretation.................................... 69
    Section 13.9.   Waivers........................................... 69
    Section 13.10.  Expenses.......................................... 69
    Section 13.11.  Partial Invalidity................................ 69
    Section 13.12.  Execution in Counterparts......................... 69
    Section 13.13.  Further Assurances................................ 69
    Section 13.14.  Governing Law..................................... 69
    Section 13.15.  Disclaimer of Warranties.......................... 70

                                                                        Page
                                                                        ----
                                    Exhibits
                                    --------

Exhibit A  Form of Transition Services Agreement
Exhibit B  Form of Certificate of Merger
Exhibit C  Opinion of counsel to the Buyer and Mergerco
Exhibit D  Opinion of counsel to the Sellers and the Company
Exhibit E  Bill of Sale and Assignment (Collection Receivables)
Exhibit F  Bill of Sale and Assignment (Assigned Contracts and the Assigned
            Assets and Liabilities)
Exhibit G Power of Attorney

                               List of Schedules
                               -----------------

Schedules
---------
  1.1           Agreed Accounting Principles
  1.2           Assigned Contracts and Assigned Assets and Liabilities
  1.3           Collection Receivables
  1.4           Sellers' Payment Amount
  5.2           Capital Structure
  5.3           Subsidiaries and Investments
  5.4           No Conflicts
  5.5           Financial Statements
  5.6           Operations Since Financial Statement Date
  5.7           Taxes
  5.8           Governmental Permits
  5.9           Real Property
  5.10          Personal Property Leases
  5.11(a)       List of Intellectual Property
  5.11(b)       Software
  5.11(c)       Right, Title and Interest in Intellectual Property
  5.11(d)       Registrations of Intellectual Property
  5.11(e)       Infringement of Intellectual Property
  5.11(f)       Challenge to Intellectual Property Rights
  5.12          Title Exceptions
  5.13          Litigation
  5.14          Contracts
  5.15          Status of Contracts
  5.16(a)       Welfare Plans and Pension Plans
  5.16(c)       Other Employee Benefits
  5.17          Environmental Compliance
  5.18          Employee Relations and Agreements
  5.20          Insurance
  5.21          Undisclosed Liabilities
  6.3           Litigation
  7.4           Operations Prior to Closing Date
  8.3           Post-Closing Benefit Programs
  8.11          Capital Expenditures
  11.5          Additional Payment Amount

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of December 31, 1997, among First Financial Management Corporation, a Georgia corporation ("FFMC"), First
                                                                ----
Data Corporation, a Delaware corporation ("FDC" and, together with FFMC, the
                                           ---
"Sellers"), Nationwide Credit, Inc., a Georgia corporation (the "Company"), NCI
--------                                                         -------
Merger Corporation, a Georgia corporation ("Mergerco")  and NCI Acquisition
                                            --------
Corporation, a Delaware corporation (the "Buyer"), (Mergerco and the Company
                                          -----
being hereinafter sometimes referred to as the "Constituent Corporations").
                                                ------------------------


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company provides debt collection and accounts receivable management services to third parties; and

          WHEREAS, Mergerco is a Georgia corporation having an authorized capital of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding and owned of record and beneficially by Buyer;

          WHEREAS, the Company has an authorized capital of 10,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), 1000
                                              --------------------
shares (the "Shares") of which are issued and outstanding and owned of record and beneficially by FFMC; and

          WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved the merger (the "Merger") of Mergerco into the
                                            ------
Company pursuant to the terms and conditions of this Agreement and have directed that this Agreement be submitted to their respective shareholder for adoption;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among the parties as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1.  DEFINITIONS.  In this Agreement, the following terms
                        -----------
have the meanings specified or referred to in this Section 1.1 and shall be
                                                   -----------
equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "ACCOUNTING REPORT" has the meaning specified in Section 3.3(d).
           -----------------                               --------------

          "ACM PLAN" means ACM, Inc. Employee's Retirement Plan (successor to
           --------
ACB Management Services, Inc. Employee's Retirement Plan).

          "ACTION" has the meaning set forth in Section 5.13.
           ------                               ------------

          "AFFECTED EMPLOYEES" has the meaning specified in Section 8.3(b).
           ------------------                               --------------

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "AGREED ACCOUNTING PRINCIPLES" means GAAP applied on a basis
           ----------------------------
consistent with those principles used in the preparation of the Financial Statements (including the accounting methods and practices, to the extent consistent with generally accepted accounting principles, used by the Company in the preparation of such Financial Statements); provided, however, that the
                                               --------  -------
Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in Schedule 1.1.
                                       ------------

          "AGREED RATE" means the fluctuating prime or corporate base rate of
           -----------
interest published by, and as in effect from time to time of, Citibank, N.A., or if that rate is no longer published, the interest rate designated as the prime rate as published from time to time in the "Money Rates" section of The Wall
                                                                    --------
Street Journal.
--------------

          "ALLOCATION SCHEDULE" has the meaning set forth in Section 8.2(e).
           -------------------                               --------------

          "APPLICABLE DEDUCTIBLE" means, (i) during the period ending on the
           ---------------------
last day of the 15th month after the Closing, $750,000, (ii) during the 12 month period ending on the last day of the 27th month after the Closing, an amount equal to the sum of (A) $1,250,000 plus (B) the excess, if any, of the amount in clause (i) over the aggregate Losses and Expenses as to which Claim Notices have been presented during the period ending on the last day of the 15th month after the Closing, and (iii) after the last day of the 27th month after the Closing, an amount equal to the sum of (A) $1,000,000, plus (B) the excess, if any, of the amount in clause (ii) over the aggregate Losses and Expenses as to which Claim Notices have been presented during the 12 month period ending on the last day of the 27th month after the Closing.

          "ASSIGNED ASSETS AND LIABILITIES" means the assets and liabilities of
           -------------------------------
the same type as are included in the Financial Statements associated with the business conducted pursuant to the Assigned Contracts incurred in the ordinary course of business prior to the Closing.

          "ASSIGNED CONTRACTS" means the contracts listed on Schedule 1.2.
           ------------------                                ------------

          "AUDITOR" means Ernst & Young LLP or such other national accounting
           -------
firm acceptable to both the Buyer and FDC.

          "BOSI" means Business Office Services, Inc., a Delaware corporation.
           ----

          "BUSINESS" means the business and operations currently conducted by
           --------
the Company and by the Subsidiaries, including the business conducted pursuant to the Assigned Contracts.

          "BUSINESS AGREEMENTS" has the meaning specified in Section 5.15.
           -------------------                               ------------

          "BUYER" has the meaning specified in the first sentence of this
           -----
Agreement.

          "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and
           --------------------------
documents being or to be executed and delivered by the Buyer to the Sellers pursuant to the terms of this Agreement.

          "BUYER GROUP MEMBER" means the Buyer and its Affiliates (including,
           ------------------
after the Closing, the Surviving Corporation and the Subsidiaries) and their respective directors, officers, employees and agents, and their respective successors and assigns.

          "CAPITAL EXPENDITURE AMOUNT" has the meaning specified in Section
           --------------------------                               -------
8.11.
----

          "CAPITAL EXPENDITURE SHORTFALL" has the meaning specified in Section
           -----------------------------                               -------
8.11.
----

          "CLAIM NOTICE" has the meaning specified in Section 11.3.
           ------------                               ------------

          "CLOSING" means the closing of the Merger of Mergerco with and into
           -------
the Company in accordance with Article IV.
                               ----------

          "CLOSING DATE" has the meaning specified in Section 4.1.
           ------------                               -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.
           ----

          "COLLECTION RECEIVABLES" means the accounts receivable listed on
           ----------------------
Schedule 1.3.
------------

          "COMPANY" has the meaning specified in the first sentence of this
           -------
Agreement.

          "COMPANY'S 1998 EBITDA" means the EBITDA of the Company and/or the
           ---------------------
Surviving Corporation for the period beginning January 1, 1998 and ending December 31, 1998.

          "CONSENT DECREE" means the Federal Trade Commission consent decree
           --------------
dated June 4, 1992 to which the Company is subject.

          "COPYRIGHTS" means United States registered copyrights, and pending
           ----------
applications to register the same.

          "COURT ORDER" means any judgment, writ, injunction, ruling, order,
           -----------
award or decree of any foreign, federal, state, local or other court, tribunal or Governmental Body and any award in any arbitration proceeding.

          "CURRENT FTC PROCEEDING" has the meaning specified in Section 11.1(a).
           ----------------------                               ---------------

          "DEBT COLLECTION LAWS" means any Requirements of Law regulating or
           --------------------
governing the collection of debts or obligations as previously or now in effect including, without limitation, the Fair Debt Collection Practices Act, 15 USC
Section 1692, as amended, and any regulations promulgated thereunder.

          "EBITDA" means, with respect to any Person for any period, an amount
           ------
equal to (a) the consolidated net income of such Person for such period, minus
(b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP as in effect as at the last day of such period, but without duplication, plus (c) the sums of (i) any provision for income Taxes, (ii) interest expense, (iii) loss from extraordinary items for such period, (iv) the amount of depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such person of any equity interest or any option relating thereto, and (vii) any aggregate new loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP as in effect as at the last day of such period, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person acquired after the date hereof; (2) the income (or deficit) of any other Person (other than a subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;
(4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP as in effect on the last day of such period, of any indebtedness, of such Person; (7) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (8) any deferred credit representing the excess of equity in any subsidiary of such Person at the date of acquisition of such subsidiary over the cost to such Person of the investment in such subsidiary;
(9) any amounts paid to the Buyer pursuant to Section 11.5(c) hereof; and (10)
                                                      -------
the undistributed earnings of a subsidiary to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation or Requirement of Law applicable to such subsidiary. Notwithstanding the foregoing, any calculation of the Company's or the Surviving Corporation's EBITDA shall not include (A) any charges or reserves for acquisition related liabilities established after the Closing, and (B) any increase or other effects on EBITDA related to any such charge or reserves.

          "ENCUMBRANCE" means any lien, claim, charge, security interest,
           -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, conflicting claim of ownership, right of first refusal, option, restrictive covenant or any other encumbrance of any nature whatsoever.

          "EFFECTIVE DATE" has the meaning specified in Section 4.2.
           --------------                               -----------

          "EFFECTIVE TIME" has the meaning specified in Section 4.2.
           --------------                               -----------

          "ENVIRONMENTAL LAW" means any Requirements of Law governing or
           -----------------
regulating the protection of the environment as previously or now in effect and all analogous foreign, state or local laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the applicable regulations thereunder.

          "ERISA AFFILIATE PLAN" has the meaning specified in Section 5.16.
           --------------------                               ------------

          "ESCROWED CASH" has the meaning specified in Section 3.2.
           -------------                               -----------

          "EXCLUDED TAXES" has the meaning specified in Section 8.2(a)(i).
           --------------                               -----------------

          "EXPENSES" means any and all reasonable out-of-pocket costs, expenses
           --------
and reasonable attorneys' fees incurred in connection with investigating, defending or enforcing any claim, action, suit or proceeding in respect of any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees of investigators, expert witnesses, accountants and other professionals including any such costs, expenses and reasonable attorneys fees incurred in enforcing any right of indemnification against any Indemnitor).

          "FDC" has the meaning specified in the first sentence of this
           ---
Agreement.

          "FDC STOCK" means the common stock of FDC.
           ---------

          "FFMC" has the meaning specified in the first sentence of this
           ----
Agreement.

          "FINANCIAL STATEMENTS means the audited consolidated balance sheet of
           --------------------
the Company and the Subsidiaries as of the Financial Statement Date, and the related statements of income, cash flows and stockholder's equity (including the notes thereto) for the nine (9) months then ended, included in Schedule 5.5.
                                                               ------------

          "FINANCIAL STATEMENT DATE" means September 30, 1997.
           ------------------------

          "FSA" has the meaning specified in the definition of "Subsidiaries."
           ---

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied, in effect at the date of the financial statement or for such period, as applicable, to which it refers.

          "GBCC" means the Georgia Business Corporation Code.
           ----

          "GOVERNMENTAL BODY" means any federal, state, local, county or
           -----------------
municipal government, governmental, regulatory or administrative agency, department, commission, board, bureau or other governmental authority, subdivision or instrumentality or regulatory body, domestic or foreign.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.8.
           --------------------                               -----------

          "HAZARDOUS MATERIAL" means any substance, material or waste which is
           ------------------
defined as a "hazardous waste," hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including, without limitation, petroleum and its by-products and asbestos.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "INCOME TAXES" means Taxes imposed on, based on, or measured by net
           ------------
income (including, without limitation, state or local income or franchise taxes).

          "INDEMNIFIED PARTY" has the meaning specified in Section 11.3.
           -----------------                               ------------

          "INDEMNITOR" has the meaning specified in Section 11.3.
           ----------                               ------------

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks
           ---------------------
and Trade Secrets.

          "KNOWLEDGE OF THE BUYER" means, as to a particular matter, the actual
           ----------------------
knowledge of any executive officer of the Buyer.

          "KNOWLEDGE OF THE SELLERS" means, as to a particular matter, the
           ------------------------
actual knowledge of the following persons: Charles T. Fote, Robert Myers, Jerrold Kaufman, Loren Kranz, Irene Aronin, Greg Bartels and Greg Schubert.

          "LABOR LAWS" means any Requirements of Law regulating, governing or
           ----------
pertaining to (i) the employment, termination of employment, or failure to employ, any individual or (ii) the employment of labor, including, without limitation, all such Requirements of Law relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation, and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

          "LOSSES" means, in respect of any obligation to indemnify any Person
           ------
pursuant to the terms of this Agreement, any and all losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies, Taxes, offsets, interest or other charges, it being understood that Losses shall not include consequential or opportunity cost damages of any kind or the loss of anticipated or future business.

          "MATERIAL ADVERSE CHANGE" has the meaning specified in Section 5.6.
           -----------------------                               -----------

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the
           -----------------------
Business, Property, results of operations or financial condition of the Company and the Subsidiaries taken as a whole.

          "MCD"  has the meaning specified in the definition of "Subsidiaries."
           ---

          "MERGER" has the meaning specified in the fourth recital.
           ------

          "MERGER CONSIDERATION"  has the meaning specified in Section 3.2.
           --------------------                                -----------

          "MERGERCO" has the meaning specified in the first sentence of this
           --------
Agreement.

          "MULTIEMPLOYER PLANS" has the meaning specified in Section 5.16.
           -------------------                               ------------

          "MULTIPLE EMPLOYER PLAN" has the meaning specified in Section 5.16.
           ----------------------                               ------------

          "NCI RECOVERIES" has the meaning specified in the definition of
           --------------
"Subsidiaries."

          "NET WORTH" means stockholder's equity of the Company on a
           ---------
consolidated basis.

          "NON-INCOME TAXES" means all Taxes other than Income Taxes.
           ----------------

          "NON-U.S. SECTION 338 ELECTIONS" has the meaning set forth in Section
           ------------------------------                               -------
8.2(f).
------

          "NOVEMBER BALANCE SHEET" means a balance sheet prepared by adjusting
           ----------------------
the Preliminary November Balance Sheet in accordance with the provisions of
Section 3.3 to (i) reflect all assets or liabilities, the existence of which is
-----------
known on the date the Auditor delivers the notice pursuant to Section 3.3(b) and
                                                              --------------
which, as of November 30, 1997, were assets or liabilities (as the case may be) of the Company or any Subsidiary which were required to have been reflected on the Preliminary November Balance Sheet by the Agreed Accounting Principles, including any asset or liability which was not reflected on the Preliminary November Balance Sheet because such asset or liability was not deemed to be material, (ii) remove any asset or liability which should not have been reflected on the Preliminary November Balance Sheet by the Agreed Accounting Principles but was in fact reflected thereon irrespective of whether such asset or liability is deemed not to be material, and (iii) give effect to any adjustments required to be made pursuant to Section 3.3(c).
                                            --------------

          "NOVEMBER NET WORTH" means the amount reflected on the November
           ------------------
Balance Sheet as the Net Worth of the Company plus any Incomes Taxes that are shown as a liability or reserve on the November Balance Sheet minus any Income Taxes shown as an asset on the November Balance Sheet; provided, however, that
                                                       --------  -------
the November Net Worth shall exclude (i) any increase in shareholders' equity resulting from the discharge of any of the Company's or any of the Subsidiaries' liabilities, obligations or indebtedness contemplated by Section 8.9, and (ii)
                                                         -----------
any change in shareholders' equity as a result of pre-closing transfer of the ACM Plan contemplated by Section 8.3(g).
                         --------------

          "PATENT RIGHTS" means United States patents, patent applications,
           -------------
continuations, continuations-in-part, divisions or reissues.

          "PENSION PLAN" means any pension plan, as defined in Section 3(2) of
           ------------
ERISA, without regard to Sections 4(b)(4) or 4(b)(5) thereof .

          "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other
           ----------------------
governmental charges and assessments that are not yet due and payable and that are in amounts which are immaterial or are the subject of reserves, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for immaterial sums not yet due and payable, (c) liens granted in connection with equipment leases for equipment that is used in the Business and (d) other restrictions on Property which do not materially detract from the value of, or materially impair the existing use by the Company or any of its Subsidiaries of, the Property affected by such restrictions.

          "PERSON" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "POST-CLOSING BENEFIT PROGRAMS" has the meaning specified in Section
           -----------------------------                               -------
8.3(a).
------

          "PRE-CLOSING ESCROW AGENT" means the Escrow Agent contemplated by the
           ------------------------
Pre-Closing Escrow Agreement, or any successor pursuant to the Pre-Closing Escrow Agreement.

          "PRE-CLOSING ESCROW AGREEMENT" means the escrow agreement, dated as of
           ----------------------------
the date hereof, among the Buyer, FFMC and the Pre-Closing Escrow Agent..

          "PRELIMINARY ACCOUNTING REPORT" has the meaning specified in Section
           -----------------------------                               -------
3.3.
---

          "PRELIMINARY BALANCE SHEETS" has the meaning specified in Section 3.3.
           --------------------------                               -----------

          "PRELIMINARY NET WORTH AMOUNTS" has the meaning specified in Section
           -----------------------------                               -------
3.3.
---

          "PRELIMINARY NOVEMBER BALANCE SHEET" has the meaning specified in
           ----------------------------------
Section 3.3.
-----------

          "PRELIMINARY NOVEMBER NET WORTH" has the meaning specified in Section
           ------------------------------                               -------
3.3.
---

          "PRELIMINARY YEAR-END BALANCE SHEET" has the meaning specified in
           ----------------------------------
Section 3.3.
-----------

          "PRELIMINARY YEAR-END NET WORTH" has the meaning specified in Section
           ------------------------------                               -------
3.3.
---

          "PROPERTY" shall refer to all property and assets of whatsoever nature
           --------
(including, but not limited to, personal property), whether tangible or intangible, and claims, rights and choses in action.

          "REAL PROPERTY" has the meaning specified in Section 5.9.
           -------------                               -----------

          "REQUIREMENTS OF LAW" means (i) any foreign, federal, state and local
           -------------------
laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body; (ii) any rule or regulation promulgated or judgment entered by any Governmental Body or (iii) any Court Order, including, without limitation, the Consent Decree, other than, in each case, common law.

          "SECTION 338(h)(10) ELECTIONS" has the meaning set forth in Section
           ----------------------------                               -------
8.2(e).
------

          "SECTION 338 TAXES" means any Income Taxes imposed as a result of the
           -----------------
Section 338(h)(10) Election made in accordance with paragraph (e) of Section 8.2
                                                                     -----------
(including from any election under state or local law which automatically results or is deemed to result from the Section 338(h)(10) Election).

          "SELECTED ACCOUNTING FIRM" means a major independent public accounting
           ------------------------
firm (other than the Auditor or Deloitte & Touche), which shall have been selected by the joint decision of the Buyer and the Sellers.

          "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and
           ---------------------------
documents being or to be executed and delivered by FDC, FFMC or Business Office Services, Inc. to the Buyer or the Surviving Corporation pursuant to the terms of this Agreement

          "SELLER GROUP MEMBER" means FDC, FFMC, their Affiliates and their
           -------------------
respective directors, officers, employees and agents and their respective successors and assigns.

          "SELLERS' PAYMENT AMOUNT" means the amount determined to be such
           -----------------------
amount as provided in Schedule 1.4.
                      ------------

          "SELLER TAX GROUP" means the "affiliated group" (as defined in Section
           ----------------
1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes FDC and FFMC.

          "SELLER PLANS" has the meaning specified in Section 5.16.
           ------------                               ------------

          "SELLERS" has the meaning specified in the first sentence of this
           -------
Agreement.

          "SHARES" has the meaning specified in the third recital.
           ------

          "SIGNING DATE" means the date hereof.
           ------------

          "SOFTWARE" means computer software programs and software systems,
           --------
including, without limitation, all databases, compilations, tool sets, compilers, higher level "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "STRADDLE PERIOD" means any taxable year or period beginning before
           ---------------
and ending after the Closing Date.

          "SUBSIDIARIES" means NCI Recoveries Limited, organized under the laws
           ------------
of the United Kingdom ("NCI Recoveries"), Master Collectors of Dallas, Inc., a
                        --------------
Texas corporation ("MCD") and, until (if ever) the exercise by the Sellers of
                    ---
the right of termination provided in Section 7.6, Yanci Services Company, a
                                     -----------
Georgia general partnership ("Yanci"), and Health Care Financial Services
                              -----
Associates, a Georgia joint venture ("FSA").
                                      ---

          "SURVIVING CORPORATION" has the meaning specified in Section 2.1.
           ---------------------                               -----------

          "TAX" (and, with correlative meaning, "TAXES") means any federal,
           ---                                   -----
state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

          "TAX PACKAGE" has the meaning specified in Section 8.2(b)(iii).
           -----------                               -------------------

          "TAX RETURN" means any return, report or similar statement required to
           ----------
be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "TOP 50 CUSTOMERS"  has the meaning set forth in Section 5.14.
           ----------------                                ------------

          "TRADEMARKS" means registered foreign and United States federal and
           ----------
state trademarks, service marks and trade names, and pending applications to register the foregoing.

          "TRADE SECRETS" means any common law or statutory trade secrets,
           -------------
including confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information that provides the owner thereof with a competitive advantage.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services
           -----------------------------
Agreement, dated as of the Closing Date, among the Sellers, the Surviving Corporation and the Buyer substantially in the form attached hereto as Exhibit
                                                                       -------
A.
-
          "VIOLATION OF LAW" means any violation, infraction of, or failure to
           ----------------
comply with, occurring on or prior to the date hereof, any Requirements of Law binding on, applicable to, or enforceable against, the Company, any of its Subsidiaries or any of their respective predecessors (including, without limitation, any Debt Collection Law, any Environmental Law and any Labor Law).

          "WELFARE PLAN" means any welfare plan, as defined in Section 3(1) of
           ------------
ERISA, without regard to Sections 4(b)(4) or 4(b)(5) thereof.

          "YANCI" has the meaning specified in the definition of "Subsidiaries."
           -----

          "YEAR-END BALANCE SHEET" means a balance sheet prepared by adjusting
           ----------------------
the Preliminary Year-End Balance Sheet in accordance with the provisions of
Section 3.3 to (i) reflect all assets or liabilities, the existence of which is
-----------
known on the date the Auditor delivers the notice pursuant to Section 3.3(b) and
                                                             ---------------
which, as of December 31, 1997, were assets or liabilities (as the case may be) of the Company or any Subsidiary which were required to have been reflected on the Preliminary Year-End Balance Sheet by the Agreed Accounting Principles, including any asset or liability which was not reflected on the Preliminary Year-End Balance Sheet because such asset or liability was not deemed to be material, (ii) remove any asset or liability which should not have been reflected on the Preliminary Year-End Balance Sheet by the Agreed Accounting Principles but was in fact reflected thereon irrespective of whether such asset or liability is deemed not to be material, and (iii) give effect to any adjustments required to be made pursuant to Section 3.3(c).
                                            --------------

          "YEAR-END NET WORTH" means the amount reflected on the Year-End
           ------------------
Balance Sheet as the Net Worth of the Company plus any Income Taxes that are shown as a liability or reserve on the Year-End Balance Sheet minus any Income Taxes shown as an asset on the Year-End Balance Sheet; provided, however, that
                                                       --------  -------
the Year-End Net Worth shall exclude (i) any increase in shareholders' equity resulting from the discharge of any of the Company's or any of the Subsidiaries' liabilities, obligations or indebtedness contemplated by Section 8.9, and (ii)
                                                         -----------
any change in shareholders' equity as a result of pre-closing transfer of the ACM Plan contemplated by Section 8.3(g).
                          --------------

                                  ARTICLE II

                                  THE MERGER
                                  ----------

          2.1.   SURVIVING CORPORATION.  Subject to the conditions contained
                 ---------------------
herein and in accordance with the provisions of this Agreement and the GBCC, at the Effective Time (as hereinafter defined), Mergerco shall be merged with and into the Company, which, as the corporation surviving in the Merger (the "Surviving Corporation"), shall continue unaffected and unimpaired by the Merger
 ---------------------
to exist under and be governed by the laws of the State of Georgia. At the Effective Time, the separate existence of Mergerco shall cease except to the extent provided by law in the case of a corporation after its merger into another corporation.

          2.2.   EFFECTS OF THE MERGER.  The Merger shall have the effects set
                 ---------------------
forth in Section 14-2-1106 of the GBCC.

          2.3.   ARTICLES OF INCORPORATION, BY-LAWS AND DIRECTORS.  The Articles
                 ------------------------------------------------
of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation and By-laws of the Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of the directors of the Company, who shall serve until their respective successors are duly elected and qualified provided, however, that Greg Bartels and Irene Aronin shall resign from the Board of Directors effective as of the Closing.


                                  ARTICLE III

          CONVERSION OF SHARES; DETERMINATION OF MERGER CONSIDERATION
          -----------------------------------------------------------

          3.1.   CONVERSION TERMS.  As of the Effective Time, by virtue of the
                 ----------------
Merger and without any action on the part of the sole shareholder of the Company or the sole shareholder of Mergerco:

          (a) The shares of common stock of Mergerco issued and outstanding immediately prior to the Effective Time shall, in the aggregate, be converted into and become 10 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) All shares of Company Common Stock that immediately prior to the Effective Time are held in the treasury of the Company shall be cancelled and revert to the status of authorized but unissued shares and no capital stock of the Surviving

     Corporation, cash or other consideration shall be paid or delivered in exchange therefor.

          (c) All of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted,
     in the aggregate, into and   become the right to receive the Merger
     Consideration, at such time and in such form as   provided in Section 3.2.
                                                                   -----------

          SECTION 3.2.  MERGER CONSIDERATION.  The aggregate Merger
                        --------------------
Consideration for the Shares shall consist of (a) One Hundred Fifty Six Million ___________ Dollars ($________) in cash (the "Escrowed Cash") released to FFMC
                                               -------------
at the Effective Time pursuant to the Pre-Closing Escrow Agreement by wire transfer of immediately available funds, subject to adjustment following the Closing in accordance with Section 3.4, and (b) the amount, if any, due to FFMC
                           -----------
pursuant to Section 3.5.  The Buyer shall deposit with the Pre-Closing Escrow
            -----------
Agent, by wire transfer of immediately available funds, an amount equal to the Escrowed Cash concurrently with the execution of this Agreement.

          Notwithstanding anything to the contrary, in the event that the Closing occurs concurrently with the execution of this Agreement, the Pre-Closing Escrow Agreement shall not be executed and the Escrowed Cash shall not be deposited with the Pre-Closing Escrow Agent. In lieu thereof, the Buyer shall pay to FFMC the Escrowed Cash at the Effective Time by wire transfer of immediately available funds to the account or accounts designated by FFMC at least two business days prior to the Closing.

          SECTION 3.3.  DETERMINATION OF YEAR-END NET WORTH.  (a)  As promptly
                        -----------------------------------
as practicable (but not later than March 2, 1998), the Surviving Corporation shall:

          (i) prepare, in accordance with the Agreed Accounting Principles, consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1997 and November 30, 1997, which shall fairly present the consolidated financial position of the Company and the Subsidiaries as of December 31, 1997 and November 30, 1997, respectively, in accordance with the Agreed Accounting Principles (but shall disregard any modification or adjustment which would reflect the Section 338(h)(10) Elections or relate to the recording of the acquisition by the Buyer) (the "Preliminary Year-
                                                             ----------------
     End Balance Sheet" and the "Preliminary November Balance Sheet",
     -----------------           ----------------------------------
     respectively, and collectively the "Preliminary Balance Sheets");
                                         --------------------------

          (ii) calculate the Year-End Net Worth and the November Net Worth in accordance with the provisions of this Agreement and based on the Preliminary Year-End Balance Sheet and the Preliminary November Balance Sheet, respectively (the

     "Preliminary Year-End Net Worth" and the "Preliminary November Net Worth,"
      ------------------------------           ------------------------------
     respectively and collectively, the "Preliminary Net Worth Amounts"); and
                                         -----------------------------

          (iii) deliver to the Buyer, the Sellers and the Auditor the Preliminary Balance Sheets and a certificate setting forth the Preliminary Net Worth Amounts (collectively, the "Preliminary Accounting Report").
                                           -----------------------------

          (b) Promptly following delivery of the Preliminary Accounting Report to the Auditor, the Buyer and the Sellers shall cause the Auditor:

          (i) to conduct a special audit of the Preliminary Balance Sheets and the Preliminary Net Worth Amounts as promptly as reasonably practicable (such audit to be completed not later than sixty (60) days after receipt of the Preliminary Accounting Report), with such audit to be conducted in accordance with generally accepted auditing standards; and

          (ii) upon completion of such audit, to deliver written notice to the Sellers and the Buyer setting forth a summary of any adjustments (including all adjustments for immaterial misstatements that became known to the Auditor during the course of such audit, regardless of the amount thereof) proposed by the Auditors, to the Preliminary Balance Sheets and the calculation of the Preliminary Net Worth Amounts necessary to permit the Auditor to deliver the hereinafter described audit report.

          (c) Both the Buyer and the Sellers (in consultation with their respective accountants) shall have the opportunity to review the Preliminary Balance Sheets (together with the Auditor's working papers, including any portion thereof pertaining to any proposed adjustments) following their receipt of the Auditor's proposed adjustments. Any dispute regarding the Preliminary Balance Sheets, their preparation or the calculation of the Preliminary Net Worth Amounts, in accordance with the terms of this Agreement, that the parties hereto cannot resolve within sixty (60) days after their receipt of the Auditor's proposed adjustments shall be determined by the Selected Accounting Firm. Any determinations by the Selected Accounting Firm shall be final and binding on the parties hereto. In the event of such a settlement proceeding, the Buyer shall be responsible for all fees of its accountants and all expenses incurred by such firm in connection with such proceeding. The Sellers shall be responsible for all fees of their accountants and all expenses incurred by such firm in connection with such proceeding, and the fees and expenses of the Selected Accounting Firm incurred in connection with such settlement proceeding shall be paid fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.

          (d) Upon completion of such settlement proceeding, the Auditor shall deliver (i) the Year-End Balance Sheet and the calculation of the Year-End Net Worth, (ii) the November

Balance Sheet and the calculation of the November Net Worth, and (iii) an audit report stating (without qualification) that in the opinion of the Auditor (A) each of the Year-End Balance Sheet and the November Balance Sheet has been prepared in accordance with the Agreed Accounting Principles and presents fairly the consolidated financial position of the Company and the Subsidiaries at December 31, 1997 and November 30, 1997, respectively, and (B) each of the Year-End Net Worth and the November Net Worth has been determined in accordance with the provisions of this Agreement (such written notice and related summary and audit report being herein called the "Accounting Report").
                                      -----------------

          (e) The Year-End Balance Sheet and the Year-End Net Worth delivered by the Auditor pursuant to Section 3.3(d) above shall be final and binding as
                           --------------
the "Year-End Balance Sheet" and the "Year-End Net Worth," respectively, for
     ----------------------           ------------------
purposes of this Agreement. The November Balance Sheet and the November Net Worth delivered by the Auditor pursuant to Section 3.3(d) above shall be final
                                           --------------
and binding as the "November Balance Sheet" and the "November Net Worth,"
                    ----------------------           ------------------
respectively, for purposes of this Agreement.

          (f) The Buyer and the Sellers shall make available to one another, the Auditor and the Selected Accounting Firm, as the case may be, such books, records and other information (including work papers) as such Person may reasonably request during the review of the Preliminary Balance Sheets or the preparation of the Accounting Report. The reasonable fees and expenses of the Auditor hereunder shall be paid fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.

          SECTION 3.4.  ADJUSTMENT.  Promptly (but not later than five (5) days)
                        ----------
after the determination of the Year-End Net Worth and the November Net Worth pursuant to Section 3.3 which is final and binding as set forth therein, (i) if
            -----------
the Year-End Net Worth is less than the November Net Worth then FDC shall cause FFMC to pay to the Buyer, by wire transfer of immediately available funds, an amount in cash equal to such difference, plus interest on such difference from
                                         ----
the date hereof to the date of payment thereof at the Agreed Rate, and (ii) if the Year-End Net Worth is greater than the November Net Worth, then the Buyer shall pay to FFMC, by wire transfer of immediately available funds, an amount in cash equal to such difference, plus interest on such difference from the date
                               ----
hereof to the date of payment thereof at the Agreed Rate.

          SECTION 3.5   ADDITIONAL PERFORMANCE-BASED CONSIDERATION
                        ------------------------------------------

          (a) As partial consideration for the Shares converted in the Merger,
(i) if the Company's 1998 EBITDA is greater than $28,000,000, the Buyer shall make a payment to FFMC in an amount equal to Sellers' Payment Amount together with interest thereon from the date hereof to the date of payment at a per annum rate of 5.3% and (ii) if the Company's 1998

EBITDA is equal to or less than $28,000,000, no additional payment shall be made to FFMC by the Buyer pursuant to this Section 3.5.
                                      -----------

          (b) After the end of the 1998 fiscal year, the Buyer shall cause the Auditor to make a written determination of the Company's 1998 EBITDA based upon an audit of the Company's and/or the Surviving Corporation's results of operations for such fiscal year. The Buyer shall cause a copy of such written determination (which shall be accompanied by the audited statements of operations upon which such determination is based) to be furnished to the Sellers no later than March 31, 1999. Such determination shall be final and binding upon the parties hereto on the earlier to occur of (i) the date the Sellers shall deliver a written notice to the Buyer stating that Sellers have accepted such determination or (ii) sixty (60) days after receipt by the Sellers of such determination unless the Sellers shall have notified the Buyer in writing within such 60 day period of any objections to such determination. Any notice of objection under this Section 3.5 shall specify in reasonable detail
                               -----------
the items which are being disputed and shall include a summary of the reasons for such dispute. Any dispute relating to the determination of the Company's 1998 EBITDA which cannot be resolved by the Buyer and the Sellers within thirty
(30) days after receipt of any such notice of objections shall be referred for decision to the Selected Accounting Firm. A decision of the Selected Accounting Firm with respect to any matter or matters in dispute shall be final and binding on the Buyer and the Sellers (absent fraud, bad faith, undue influence or manifest error). The fees and expenses of the Selected Accounting Firm incurred in connection with such settlement proceedings shall be paid fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.

          (c) Any payment required to be made by the Buyer pursuant to Section
                                                                       -------
3.5(a) shall be paid by the Buyer by wire transfer of immediately available
------
funds to an account designated by FFMC on the earlier to occur of (i) five (5) days after the Sellers deliver a written notice to the Buyer stating that Sellers have accepted the Auditor's determination of the Company's 1998 EBITDA or (ii) seventy-five (75) days after receipt by the Sellers of the Auditor's determination of the Company's 1998 EBITDA; provided, however, in the event that
                                            --------  -------
the Sellers dispute such determination, then the Buyer shall pay any such amount no later than five (5) business days following the resolution of such dispute by the Buyer and the Sellers or, if applicable, the Selected Accounting Firm.

          (d) The Buyer and the Sellers shall make available to one another and the Selected Accounting Firm such books, records and other information (including workpapers) as such Person may reasonably request during the review of the Auditor's determination of the Company's 1998 EBITDA.

                                  ARTICLE IV

                              SIGNING AND CLOSING
                              -------------------

          SECTION 4.1.  CLOSING DATE.  The Closing shall be consummated on the
                        ------------
second business day after the conditions set forth in Articles IX and X have
                                                      -----------     -
been satisfied, or at such other time as the parties shall agree upon, at the offices of Weil, Gotshal & Manges LLP in New York, New York or such place as shall be agreed upon by the Buyer and FFMC. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."
                                                       ------------

          SECTION 4.2.  FILING CERTIFICATE OF MERGER AND EFFECTIVENESS.  Subject
                        ----------------------------------------------
to the fulfillment or, if permissible, waiver of the conditions to the respective obligations of each of the parties set forth in Article IX or Article
                                                           ----------    -------
X, as the case may be, at the Closing the parties shall cause the Merger to be
-
consummated by filing the Certificate of Merger, substantially in the form attached hereto as Exhibit B, executed and acknowledged in accordance with the
                   ---------
laws of the State of Georgia, in the office of the Secretary of State of the State of Georgia. The Merger shall become effective upon such filing as provided by the GBCC. The date and time on such date of effectiveness of the Merger are herein called, respectively, the "Effective Date" and the "Effective
                                             --------------           ---------
Time."
----

          SECTION 4.3.  PAYMENT ON THE CLOSING DATE.  Subject to fulfillment or
                        ---------------------------
waiver (where permissible) of the conditions set forth in Article IX, at the
                                                          ----------
Closing the Buyer and the Sellers shall jointly instruct the Pre-Closing Escrow Agent to release the Escrowed Cash together with all earnings thereon to FFMC pursuant to the Pre-Closing Escrow Agreement by wire transfer of immediately available funds to the bank account or accounts specified by FFMC in writing to the Buyer at least two (2) business days prior to the Closing.

          Notwithstanding anything to the contrary, in the event that the Closing occurs concurrently with the execution of this Agreement, the Pre-Closing Escrow Agreement shall not be executed and the Escrowed Cash shall not be deposited with the Pre-Closing Escrow Agent. In lieu thereof, the Buyer shall pay to FFMC the Escrowed Cash at the Effective Time by wire transfer of immediately available funds to the account or accounts designated by FFMC at least two business days prior to the Closing.

          SECTION 4.4.  BUYER'S SIGNING DATE DELIVERIES.  On the date hereof,
                        -------------------------------
the Buyer has delivered to FFMC all of the following:

          (a) Copy of the Buyer's Amended and Restated Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of the Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the Secretary or an assistant secretary of the Buyer, dated as of the date hereof, in form and substance reasonably satisfactory to FFMC, as to (i) the lack of amendments to the Certificate of Incorporation of the Buyer since the date of the certificate specified in clause (a) above; (ii) the by-laws of the Buyer; (iii) the resolutions of the board of directors of the Buyer authorizing the execution and performance of this Agreement, any Buyer Ancillary Agreement to which Buyer is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of the Buyer executing this Agreement and any other Buyer Ancillary Agreement to which the Buyer is a party;

          (d) Copy of Mergerco's Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Georgia;

          (e) Certificate of good standing of Mergerco issued as of a recent date by the Secretary of State of the State of Georgia;

          (f) Certificate of the Secretary or an assistant secretary of Mergerco, dated as of the date hereof, in form and substance reasonably satisfactory to FFMC, as to (i) the lack of amendments to the Articles of Incorporation of Mergerco since the date of the certificate specified in clause (d) above; (ii) the by-laws of Mergerco; (iii) the resolutions of the board of directors of Mergerco authorizing the execution and performance of this Agreement, any Buyer Ancillary Agreement to which Mergerco is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Mergerco executing this Agreement and any other Buyer Ancillary Agreement to which the Buyer is a party; and

          (g) Opinions of Weil, Gotshal & Manges LLP, counsel to the Buyer and Mergerco, and of Troutman Sanders, Georgia counsel to the Buyer and Mergerco to the effect set forth on Exhibit C.
                                         ---------

          SECTION 4.4.  FFMC'S SIGNING DATE DELIVERIES.  On the date hereof,
                        ------------------------------
FFMC has delivered all of the following:

          (a) Copy of the Restated Certificate of Incorporation of FDC certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Copy of the Articles of Incorporation of FFMC certified as of a recent date by the Secretary of State of the State of Georgia;

          (c) Certificates of good standing of FDC and FFMC issued as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia, respectively;

          (d) Certificate of the Secretary or an assistant secretary of FDC, dated as of the date hereof, in form and substance reasonably satisfactory to the Buyer, as to (i) the lack of amendments to the Restated Certificate of Incorporation of FDC since the date of the certificate specified in clause (a) above; (ii) the by-laws of FDC; (iii) the resolutions of the board of directors of FDC authorizing the execution and performance of this Agreement, any Seller Ancillary Agreement to which FDC is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of FDC executing this Agreement and any Seller Ancillary Agreement to which FDC is a party;

          (e) Certificate of the Secretary or an assistant secretary of FFMC, dated as of the date hereof, in form and substance reasonably satisfactory to the Buyer, as to (i) the lack of amendments to the Articles of Incorporation of FFMC since the date of the certificate specified in clause
     (b) above; (ii) the by-laws of FFMC: (iii) any resolutions of the board of directors of FFMC relating to the transactions contemplated by this Agreement and any Seller Ancillary Agreement to which FFMC is a party; and
     (iv) incumbency and signatures of the officers of FFMC executing this Agreement and any Seller Ancillary Agreement to which FFMC is a party;

          (f) Copy of the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of Georgia;

          (g) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Georgia and any other jurisdictions reasonably requested by the Buyer;

          (h) Copy of the Articles of Incorporation of MCD certified as of a recent date by the Secretary of State of Texas;

          (i) Certificate of good standing of MCD issued as of a recent date by the Secretary of State of Texas;

          (j) Copy of the partnership or joint venture agreements of Yanci and FSA, certified by a secretary or an assistant secretary of the Company;

          (k) Opinion of Wilde Sapte, as to the due incorporation and good standing of NCI Recoveries;

          (l) Certificate of the Secretary or an assistant secretary of the Company and the Subsidiaries, dated as of the date hereof, in form and substance reasonably satisfactory to the Buyer, as to (i) the lack of amendments to the Articles of Incorporation or comparable organizational documents of the Company and the Subsidiaries, since the date of the certificate specified in clauses (f), (h) and (j) above; (ii) the by-laws of the Company, NCI Recoveries and MCD; and (iii) any resolutions of the board of directors of the Company or the boards of directors or comparable governing body of any of the Subsidiaries relating to the transactions contemplated by this Agreement and any Seller Ancillary Agreement to which the Company is a party; and

          (m) Opinion of counsel to the Sellers, to the effect set forth on Exhibit D.
     ---------

          SECTION 4.5.  CLOSING DATE DELIVERIES.  (a)  Subject to fulfillment or
                        -----------------------
waiver (where permissible) of the conditions set forth in Article IX, at the
                                                          ----------
Closing, the Buyer shall deliver to FFMC all of the following:

          (i) Duly executed original counterparts of the Transition Services Agreement executed on behalf of the Buyer and the Surviving Corporation;

          (ii)  Certificate of Merger; and

          (iii) A wire transfer of immediately available funds in an amount equal to the filing and licensing fees incurred by the Company and/or the Sellers in connection with assisting the Buyer to obtain any required Governmental Permits, to the extent reasonably satisfactory supporting documents of such fees are provided to the Buyer.

          (b) Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article X, at the Closing, FFMC shall deliver to the
                        ---------
Buyer all of the following:

          (i)   Certificate(s) representing all of the Shares;

          (ii) Written resignations of the directors of each of MCD and NCI Recoveries, as requested by the Buyer;

          (iii) Duly executed bill of sale and assignment agreement in substantially the form attached as Exhibit E; and

          (iv ) Duly executed original counterparts of the bill of sale and assignment agreement, in substantially the form attached as Exhibit F,
                                                                 ---------
     executed on behalf of BOSI and the Company;

          (v) Duly executed original counterpart to the Transition Services Agreement signed by FDC;

          (vi)  Certificate contemplated by Section 8.11; and
                                            ------------

          (vii) A wire transfer of immediately available funds in an amount equal to the sum of (i) the Capital Expenditure Shortfall, plus (ii) up to $100,000 of the legal fees and expenses of Weil, Gotshal & Manges LLP incurred by the Buyer after November 29, 1997 and prior to the Closing Date in connection with Governmental Permits held by the Company in connection with debt collection activities upon presentation to the Sellers of an invoice for such legal fees and expenses detailing the time and tasks undertaken in connection therewith.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

          As an inducement to the Buyer and Mergerco to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers jointly and severally represent and warrant to the Buyer as of the date hereof as follows (it being understood that all the representations and warranties herein are being made solely as of the date hereof and, in the event the Closing occurs concurrently with the execution of this Agreement, as of the time immediately prior to the Effective Time):

          SECTION 5.1.  ORGANIZATION OF THE SELLERS.  FDC is a corporation duly
                        ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

FFMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

          SECTION 5.2.  ORGANIZATION; CAPITAL STRUCTURE OF THE COMPANY; POWER
                        -----------------------------------------------------
AND AUTHORITY.  (a)  The Company and each of the Subsidiaries is a corporation
-------------
or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company and each of the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction where the character of its Properties owned or held under lease or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company and each of the Subsidiaries has the corporate or partnership power and authority to own or lease and operate its Properties and to carry on the Business in the manner that it was conducted immediately prior to the date of this Agreement.

          (b) The authorized capital stock of the Company consists of 10,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. There are no shares of the Company's capital stock held in treasury. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights and are owned of record and beneficially by FFMC free and clear of all Encumbrances. Except for this Agreement, and except as set forth on Schedule
                                                                     --------
5.2, there are no outstanding or authorized options, convertible or exchangeable
---
securities or instruments, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Sellers, the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, redemption, disposition or acquisition of any capital stock of, or equity interest in, the Company or any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company or any Subsidiary. Except as set forth on Schedule 5.2,
                                                                  ------------
there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of, or equity interest in, the Company or any Subsidiary.

          (c) Since December 31, 1996, neither the Company nor any Subsidiary has: (i) directly or indirectly redeemed, purchased or otherwise acquired or committed to acquire any shares of its capital stock or equity interests or (ii) effected a split, modification or reclassification of any of its capital stock or equity interests or a recapitalization. Neither the Company nor any Subsidiary has sold any material assets or business outside of the ordinary course of business, or any equity interests or capital stock therein in respect of which the Company or the Subsidiaries have any continuing liability or obligation.

          (d) Except as set forth on Schedule 5.2, the minute books of the
                                     ------------
Company and each Subsidiary that is a corporation are accurate and complete in all material respects and reflect all material actions taken by the incorporators, stockholders and directors (including any committees of the board of directors) of such corporations since the respective dates of their organization. Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 5.2(d) with respect to any matter
                                      --------------
that is specifically addressed by another representation and warranty contained in this Article V.
        ---------

          SECTION 5.3.  SUBSIDIARIES AND INVESTMENTS.  Except for ownership of
                        ----------------------------
capital stock of the Subsidiaries or as set forth on Schedule 5.3, neither the
                                                     ------------
Company nor the Subsidiaries, directly or indirectly, owns, of record or beneficially, any outstanding capital stock of or equity interests or participations in any Person, or otherwise controls (directly or indirectly) any Person. Except as set forth on Schedule 5.3, the Company owns, beneficially and
                                ------------
of record: (i) one hundred percent (100%) of the outstanding capital stock of NCI Recoveries, (ii) sixty-six and eighth-tenths of one percent (66.8%) of the outstanding capital stock of MCD, (iii) fifty percent (50%) of the equity interest in FSA and (iv) eighty-five percent (85%) of the equity interest in Yanci, in each case, free and clear of all Encumbrances. All such capital stock and equity interests are duly authorized, validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and held of record and beneficially owned by the Company. As of September 30, 1997, the capital account of the Company in FSA was Two Hundred Twenty One Thousand Nine Hundred Thirty-Two Dollars ($221,932), and the capital account of the Company in Yanci was negative One Hundred Fifty-Five Thousand Nine Hundred Forty Dollars (-$155,940).

          SECTION 5.4.  AUTHORITY OF THE SELLERS; CONFLICTS.  (a)  Each of the
                        -----------------------------------
Sellers has the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Seller Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by the Sellers have been duly authorized and approved by FDC's and FFMC's board of directors and do not require any further authorization or consent of the Sellers or their respective stockholders. This Agreement has been duly authorized, executed and delivered by the Sellers and (assuming the valid authorization, execution and delivery of this Agreement by the Buyer and Mergerco) is the legal, valid and binding obligation of the Sellers enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by FDC or FFMC, as the case may be, and upon execution and delivery by FDC or FFMC, as the case may be, will be (assuming the valid authorization, execution and delivery by the other party or parties thereto) a legal, valid and binding obligation of FDC or FFMC, as the case may be, enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) The Company has the corporate power and corporate authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized and approved by the Company's board of directors and sole shareholder and do not require any further authorization or consent of the Company or its shareholders. This Agreement has been duly authorized, executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Buyer and Mergerco) is the legal, valid and binding obligation of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (c) Except as set forth in Schedule 5.4, none of (i) the execution and
                                     ------------
delivery of this Agreement or any of the Seller Ancillary Agreements, (ii) the consummation of any of the transactions contemplated hereby or thereby or (iii) the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (A) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in clause (B) below, result in a material breach of the terms, conditions or provisions of, or constitute a material default or event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon the Shares or any of the Property of the Company or the Subsidiaries, under (1) the charter or by-laws of the Sellers, the Company, MCD or NCI Recoveries, the partnership agreement of Yanci or the joint venture agreement of FSA,
     (2) any material agreement or contract (other than customer agreements and contracts) to which the Sellers, the Company or any Subsidiary is a party or to which the Sellers, the Company or any Subsidiary or any of their respective Properties is subject, (3) any Court Order to which the Sellers, the Company or any Subsidiary is a party or by which the Sellers, the Company or any Subsidiary or any of their respective Properties is subject or (4) any Requirements of Law affecting the Sellers, the Company or any Subsidiary or any of their respective Properties, other than, in the case of clauses (2), (3) and (4) above, any such conflicts, breaches, defaults, rights or Encumbrances that arise as a result of the Merger, but which would not have arisen had the acquisition of the Company been structured as a purchase of the Shares by the Buyer, or

          (B) require the Sellers, the Company or any Subsidiary to obtain any Governmental Permit that is material to the Business or to take any act or make any declaration, filing or registration with, any Person, other than
     (1) as provided in Section 4.2, (2)  in connection, or in compliance, with
                        -----------
     the provisions of the HSR Act or Debt Collection Laws or (3) approvals, consents, authorizations, licenses and permits that are required as a result of the Merger, but which would not have been required if the acquisition of the Company had been structured as a purchase of Shares by the Buyer.

          SECTION 5.5.  FINANCIAL STATEMENTS.  (a)  Schedule 5.5 contains (i)
                        --------------------        ------------
the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1996 and the related consolidated statements of income, cash flows and stockholder's equity of the Company and the Subsidiaries for the year ended December 31, 1996 and (ii) the audited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1997 and the related consolidated statements of income, cash flows and stockholder's equity for the nine (9) months then ended. Except as set forth therein and except as set forth in
Schedule 5.5, such balance sheets and statements of income, cash flows and
------------
stockholder's equity and the related notes thereto have been prepared in conformity with GAAP as in effect on the respective dates of such balance sheets and related statements of income, cash flows and stockholder's equity and the related notes thereto, and such balance sheets and related statements of income, cash flows and stockholder's equity present fairly in accordance with GAAP, as in effect on the respective dates of such balance sheets and related statements of income, cash flows and stockholder's equity and the related notes thereto, the financial position and results of operations of the Company and the Subsidiaries, as of their respective dates and for the respective periods covered thereby.

          (b) Neither the Company nor any Subsidiary has deposited or pledged, or is obligated upon the occurrence of any condition or event to deposit or pledge, any collateral (other than fiduciary funds) to any Person pursuant to any interest rate cap, interest rate swap or other interest rate hedging agreement or any other agreement, contract or commitment.

          SECTION 5.6.  OPERATIONS SINCE FINANCIAL STATEMENT DATE.  (a)  Except
                        -----------------------------------------
as set forth on Schedule 5.6, since September 30, 1997, (i) there has been no
                ------------
material adverse change in the Property, operations, Business, results of operations or financial condition of the Company and the Subsidiaries taken as a whole, other than changes relating to generally applicable economic conditions or the Company's and the Subsidiaries' industry in general ("Material Adverse
                                                             ----------------
Change") and (ii) there has been no damage, destruction or casualty loss to the
------
Property of the Company or any Subsidiary, whether or not covered by insurance, condemnation or other taking affecting the Company, the Subsidiaries, or the Business in excess of Fifty Thousand Dollars ($50,000) in the case of any individual loss or One Hundred Thousand Dollars ($100,000) with respect to the aggregate of all such losses.

          (b)  Except as set forth on Schedule 5.6, since the Financial
                                      ------------
Statement Date, Sellers and their Affiliates (other than the Company and the Subsidiaries) have conducted their respective business relationships with the Company and the Subsidiaries only in the ordinary and usual course. Except as set forth on Schedule 5.6, since the Financial Statement Date, the Company and
             ------------
the Subsidiaries have conducted their respective businesses and operations only in the ordinary course consistent with past practice and have not, except in the ordinary course of business, done any of the following:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company or any Subsidiary to the Sellers or any of their Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Financial Statement or any assets acquired by the Company after the Financial Statement Date;

          (ii) canceled any debts or claims owed to the Company or any Subsidiary or settled any litigation or claims arising from debt obligations owed to the Company or waived any other rights thereunder;

          (iii) paid any claims against, or liabilities or obligations of, the Company or any Subsidiary in respect of any legal proceedings or any threatened legal proceedings (including the settlement of any claims and litigation against the Company or any Subsidiary), which involved the payment by the Company or any Subsidiary in excess of Fifteen Thousand Dollars ($15,000) in the case of any individual payment or One Hundred Twenty Five Thousand Dollars ($125,000) with respect to the aggregate of all such payments;

          (iv) other than intercompany debt, created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations;

          (v) delayed or accelerated collection of notes or accounts receivable owed to the Company beyond or in advance of, as applicable, their regular due dates or the dates when the same would have been collected;

          (vi) delayed or accelerated payment of any account payable or other liability of the Company or any Subsidiary beyond or in advance of, as applicable, its due date or the date when such account payable or liability would have been paid;

          (vii)  acquired any interest in any real property;

          (viii) other than the items contemplated by  Schedule 8.11,
                                                       -------------
     undertaken or committed to undertake capital expenditures exceeding One Hundred Thousand Dollars ($100,000) in the aggregate;

          (ix) agreed to waive or committed to waive any rights that could reasonably be expected to have a Material Adverse Effect;

          (x) directly or indirectly in any way extended or otherwise restructured the payment schedule, payment terms or any other material term or condition of any Business Agreement (other than any contract or agreement with any customer);

          (xi) failed promptly to pay and discharge current liabilities, except in the case of such liabilities that are disputed in good faith and for which adequate reserves are maintained in accordance with GAAP, as in effect on the Financial Statement Date;

          (xii) made any change in the accounting principles and practices used by the Company or any Subsidiary from those applied in the preparation of the Financial Statements, except to the extent required by GAAP and set forth on Schedule 5.6; or
              ------------

          (xiii) entered into or become contractually bound to enter into any other material transaction.

          SECTION 5.7.  TAXES. (a)  FDC, FFMC and the Company are members of an
                        -----
"affiliated group" within the meaning of Section 1504(a) of the Code, and FDC is the "common parent" of such affiliated group. Except as set forth on Schedule
                                                                      --------
5.7, each of the Company and the Subsidiaries (or FDC or FFMC, on their behalf)
---
has (i) timely filed with the appropriate federal, state, local and other taxing authorities all Tax Returns relating to Income Taxes, and all material Tax Returns relating to Non-Income Taxes required to be filed by or on behalf of the Company or the Subsidiaries, which Tax Returns are true, correct and complete in all material respects, (ii) timely paid in full all Income Taxes and all material Non-Income Taxes which are due with respect to the Company and the Subsidiaries, (iii) made all required estimated Tax payments sufficient to avoid any material underpayment penalties; and (iv) withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (b) Except as set forth on Schedule 5.7,  (i) the Tax Returns referred
                                     ------------
to in Section 5.7(a)(i) relating to federal income Taxes have been examined by
      -----------------
the Internal Revenue Service or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (ii) no issues that have been raised in writing by the relevant taxing authority in connection with the audit, examination or other administrative or judicial proceeding of, or with respect to, the Tax Returns referred to in Section
                                                                  -------
5.7(a)(i) are currently pending; (iii) all deficiencies asserted or assessments
---------
made as a result of any audit, examination or other administrative or judicial proceeding of, or with respect to, the Tax

Returns referred to in Section 5.7(a)(i) by a taxing authority have been paid in
                       -----------------
full and (iv) no statute of limitations has been waived in writing or extended in writing with respect to Taxes of the Company or any of the Subsidiaries which waiver or extension is currently in effect.

          (c) Except as set forth on Schedule 5.7, (i) no consent to the
                                     ------------
application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of the Subsidiaries;
(ii) none of the Company or any of the Subsidiaries has agreed in writing, by reason of any change in any accounting method, to make any adjustment pursuant to Section 481(a) of the Code (or any similar provision of state, local or foreign law) which is currently being taken into account; (iii) there is no application pending with any taxing authority requesting permission for any changes in accounting method of the Company or any of the Subsidiaries; (iv) none of the Properties of the Company or any of the Subsidiaries is required to be treated as being owned by any Person (other than the Company or the Subsidiaries) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986; and (v) none of the Properties of the Company or any of the Subsidiaries is required to be treated as being "tax-exempt use property" within the meaning of Section 168(h)(i) of the Code.

          (d) None of the Company or any of the Subsidiaries will, after the Closing Date, have any obligation under any agreement governing the allocation of, or liability for, Taxes determined for a combined, unitary or consolidated group of corporations.

          (e) Except as set forth on Schedule 5.7, there are no on-site audits
                                     ------------
or investigations by any taxing authority in progress with respect to the Company or any of the Subsidiaries, and none of the Sellers, the Company or any of the Subsidiaries has received any specific, written notice from any taxing authority that it intends to conduct such an on-site audit or investigation. No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary may be subject to taxation in that jurisdiction.

          (f) None of the Sellers is a foreign person within the meaning of
Section 1445 of the Code.

          (g) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of the Subsidiaries by reason of Section 280G of the Code.

          (h) Schedule 5.7 sets forth all jurisdictions which have asserted in
              ------------
writing that the Company or any of the Subsidiaries is or may be failing to impose or collect sales or use Taxes for which the Company or any Subsidiary is or may be responsible for such collection or imposition.

          SECTION 5.8.  GOVERNMENTAL PERMITS.
                        --------------------

          (a)  Except as set forth in Schedule 5.8, the Company and the
                                      ------------
Subsidiaries own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct the Business substantially as conducted by the Company and the Subsidiaries (herein collectively called "Governmental Permits"), except for
                                              --------------------
such Governmental Permits that are not material to the conduct of the Business.

          (b) Except as set forth on Schedule 5.8, none of the Company, or any
                                     ------------
of the Subsidiaries has received written notification of cancellation of a state debt collection license or been the subject of any cease-and-desist order, suspension, revocation, removal or non-renewal of any Governmental Permit to engage in the Business or any proceeding therefor, and, to the Knowledge of the Sellers, no notice of any proceedings therefor has been issued.

          SECTION 5.9.  REAL PROPERTY.  Except as set forth on Schedule 5.9,
                        -------------                          ------------
none of the Company or any of the Subsidiaries owns any real property or holds any option to acquire any real property. Schedule 5.9 sets forth a list of each
                                          ------------
lease or similar agreement under which the Company or any of the Subsidiaries is lessee of, or holds or operates, any real property owned by any third Person (the "Real Property") and except for the facilities described on Schedule 5.9,
      -------------                                              ------------
none of the Company or any of the Subsidiaries occupies or uses any other space or facilities.

          SECTION 5.10. PERSONAL PROPERTY LEASES.  Schedule 5.10 contains a
                        ------------------------   -------------
list of each lease or other agreement or right under which either the Company or any of the Subsidiaries is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except those which are terminable by the Company or the Subsidiaries without penalty on 60 days' or less notice or which provide for annual rental payments of less than Twenty Five Thousand Dollars ($25,000). Except as set forth on

Schedule 5.10, each of the Company and the Subsidiaries owns or leases all
-------------
material tangible personal Property required to conduct its business in the ordinary and usual course of its respective businesses consistent with past practices, including sufficient computer hardware to conduct its business as presently conducted. Other than ordinary wear and tear, all such tangible personal Property is in sufficient operating condition to continue, in all material respects, the operations of the Company and the Subsidiaries in the ordinary and usual course of their respective businesses consistent with past practices. Except as set forth on Schedule 5.10, upon consummation of the
                                   -------------
transactions contemplated by this Agreement, the Company and the Subsidiaries will be entitled to continue to use in all material respects all tangible personal property that is currently employed by any of them in the conduct of the Business as presently conducted. All leases of tangible personal Property of which the Company or any Subsidiary is the lessee or obligor are in full force and effect, and there are no outstanding payment or other material defaults by the Company or any Subsidiary thereunder (nor to the Knowledge of the Sellers are any of the other parties thereto in material default).

          SECTION 5.11.  INTELLECTUAL PROPERTY; SOFTWARE.  (a)  Schedule 5.11(a)
                         -------------------------------        ----------------
sets forth a list of all Copyrights, Patent Rights, and Trademarks, and to the Knowledge of the Sellers, Trade Secrets, owned by the Company or any of the Subsidiaries that are material to the operation of the Business.

          (b) Schedule 5.11(b) sets forth a list of Software (other than
              ----------------
commercially available or "shrink-wrapped" Software) used by the Company or any of the Subsidiaries that is material to the operation of the Business.

          (c) Except as disclosed in Schedule 5.11(c), to the Knowledge of
                                     ----------------
Sellers, the Company and the Subsidiaries either: (i) own the entire right, title and interest in and to the Intellectual Property and Software listed in Schedules 5.11(a) and 5.11(b) hereof, free and clear of any Encumbrance (other
-----------------     -------
than Permitted Encumbrances); or (ii) have the right and license to use such Intellectual Property or Software in the Business and such Intellectual Property and Software will remain available to the Surviving Corporation and the Subsidiaries after the Closing for the uses in which they are currently employed by the Company and the Subsidiaries without the necessity of the Buyer, the Company or the Surviving Corporation obtaining a consent or the Buyer, the Company or the Surviving Corporation paying a fee, in each case, on account of the change in ownership of the Company; it being understood that the Surviving Corporation shall be responsible for the payment of maintenance fees, renewal fees, use fees and similar recurring fees on account of the Software used in the Business for the period following the Closing Date. Notwithstanding the Merger, for the purpose of making the representation included in Section 5.11(c)(ii),
                                                         -------------------
the Buyer agrees that the Sellers are permitted to assume that the acquisition of the Company is to be consummated as a purchase of the Shares by the Buyer and not as a merger, and the Buyer shall be solely responsible for any consent, fee, breach or default which arises because the acquisition of the Company is to be consummated as a merger and not as a purchase of Shares by the Buyer.

          (d) Except as disclosed in Schedule 5.11(d), to the Knowledge of
                                     ----------------
Sellers: (i) each item constituting part of the Intellectual Property disclosed on Schedule 5.11(a) has been duly registered with, filed in or issued by, as the
   ----------------
case may be, the United States Patent and Trademark Office or such other Governmental Bodies as are indicated in Schedule 5.11(a); (ii) all registrations
                                        ----------------
for Trademarks identified in Schedule 5.11(a) are valid and in force, and all
                             ----------------
applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (iii) the Intellectual Property disclosed on Schedule 5.11(a), and the
                                                   ----------------
Software owned by the Company as disclosed on Schedule 5.11(b) are valid and
                                              ----------------
enforceable; (iv) the Company's licenses to use the Software not owned by the Company as disclosed on Schedule 5.11(b) are valid and enforceable and (v) the
                        ----------------
Intellectual Property  and the Software disclosed on Schedules 5.11(a) and (b)),
                                                     -------------------------
constitute all the Intellectual Property and Software (other than commercially available or "shrink-wrapped" Software) material to the conduct of the Business, as currently conducted.

          (e) Except as disclosed on Schedule 5.11(e), (i) no written claim of
                                     ----------------
any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the Business, and (ii) the Company and the Subsidiaries have not had written notice of a claim against the Company or the Subsidiaries that the operations, activities, products, Software, equipment, machinery or processes of the Business infringe any Intellectual Property of any other Person.

          (f) Except as disclosed on Schedule 5.11(f), no proceedings are
                                     ----------------
pending or threatened in writing against the Company or the Subsidiaries that challenge the validity or ownership of any Copyright, Patent Right, or Trademark described on Schedule 5.11(a).
             ----------------

          SECTION 5.12.  TITLE TO PROPERTY.  Except as set forth on Schedule
                         -----------------                          --------
5.12 and except for assets disposed of in the ordinary course of business since
----
the Financial Statement Date, the Company and the Subsidiaries have valid title to each item of equipment and other personal property reflected on the Financial Statement, free and clear of all Encumbrances, except for Permitted Encumbrances.

          SECTION 5.13.  NO LITIGATION.  Except as set forth in Schedule 5.13:
                         -------------                          -------------

          (a) except in connection with alleged violations of Debt Collection Laws, there are no material lawsuits or civil, criminal or administrative actions or hearings ("Actions") pending or, to the Knowledge of the
                           -------
     Sellers, any material lawsuit, proceedings or investigations threatened against the Company or any of the Subsidiaries; and

          (b) there is no action, suit or proceeding pending or, to the Knowledge of the Sellers, threatened that questions the legality or propriety of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements (nor, to the Knowledge of the Sellers, is there any basis for any of the same).

          SECTION 5.14.  CONTRACTS.  Except as set forth on Schedule 5.14, none
                         ---------                          -------------
of the Company or any of the Subsidiaries is a party to or bound by:

          (i)    any contract for the purchase or sale of real property;

          (ii) any contract for the purchase by the Company or any of the Subsidiaries of services, supplies, components or equipment (including capital expenditures) which involved the payment of more than Fifty Thousand Dollars ($50,000) in the twelve months ended September 30, 1997, other than contracts terminable within sixty (60) days without penalty;

          (iii) any indebtedness or contract to incur indebtedness of the Company or of any Subsidiary for borrowed money owed to any Person other than the Sellers or an Affiliate of the Sellers;

          (iv) any agreement or contract to which the Company or any Subsidiary is a party relating to the future disposition or acquisition of the stock or substantially all of the assets of, or an interest in, any Person;

          (v) other than with respect to indebtedness, any binding guarantee by the Company or any Subsidiary of the obligations of a third Person running to any Person that involves, individually or in the aggregate, a contingent liability of the Company or any Subsidiary of Fifty Thousand Dollars ($50,000) or more;

          (vi) any binding indemnification agreement by the Company or any Subsidiary running to any Person that involves, individually or in the aggregate, a contingent liability of the Company or any Subsidiary of Fifty Thousand Dollars ($50,000) or more, other than in connection with customer contracts, Business Agreements entered into in the ordinary course of business, or with respect to directors or executive officers of the Company;

          (vii) any agreement or contract providing for the collection or administration of accounts receivable by any Person (other than collection attorneys) on behalf of the Company or any of the Subsidiaries;

          (viii) any binding agreement or contract by the Company or any of the Subsidiaries to buy accounts receivable or any interests or participation therein;

          (ix) any binding agreement or contract containing any covenant or provision prohibiting the Company or any Subsidiary from engaging in any line or type of business (except for such agreements or contracts which shall not apply to the Company or any Subsidiary upon Closing) or competing with any Person in the Business in any geographic area;

          (x) any agreement or contract limiting the right of the Company or any Subsidiary to pay dividends or distributions to its shareholders;

          (xi) any swap, hedge, derivative or interest rate protection agreement;

          (xii) any contract in which the Company or any Subsidiary participates as a general partner or joint venturer or pursuant to which the Company or any Subsidiary is subject to any mandatory capital call;

          (xiii) any binding guarantee of indebtedness for borrowed money by the Company or any Subsidiary running to any Person;

          (xiv) any contract for the sale by the Company or of any of the Subsidiaries of any services or products of the Business that involved the payment to the Company or any of the Subsidiaries of more than Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period (other than any contract or agreement with any customer); or

          (xv) any other agreement which required the payment by or on behalf of the Company or any of the Subsidiaries of more than Two Hundred Fifty Thousand Dollars ($250,000) during the twelve months ended September 30, 1997 or, other than commercially available Software, which is material to the Company and its Subsidiaries.

          Schedule 5.14 sets forth a list of the fifty largest customers of the
          -------------
Company by revenue for the year to date as of October 31, 1997 (the "Top 50
                                                                     ------
Customers").
---------

          SECTION 5.15.  STATUS OF CONTRACTS.  Except as set forth in Schedule
                         -------------------                          --------
5.15, each of the leases, contracts, licenses and other agreements listed in
----
Schedules 5.9, 5.10, 5.11, and 5.14  (collectively, the "Business Agreements")
-------------  ----  ----      ----                      -------------------
is in full force and effect; provided, however, that no representation or warranty is being made with respect to any contract or agreement with any customer of the Company or its Subsidiaries. Except as set forth in Schedule
                                                                     --------
5.15, none of the Company or any of the Subsidiaries is in, or, to the Knowledge
----
of the Sellers, alleged to be in, breach or default under any of the Business Agreements (other than any contract or agreement with any customer), in any material respect and no event has occurred that, with notice or lapse of time, would constitute such a breach by the Company or any of the Subsidiaries of any of the Business Agreements (other than any contract or agreement with any customer). For the purpose of making the representations and warranties contained in this Section 5.15, the Buyer agrees that the Sellers are permitted
                  ------------
to assume that the acquisition of the Company is being made as a purchase of the Shares by the Buyer and not as a Merger and the Buyer shall be solely responsible for any authorizations, consents, fees, breaches or defaults in regard to the Business Agreements which arise because the acquisition of the Company is to be consummated as a Merger and not as a purchase of the Shares by the Buyer.

          SECTION 5.16.  ERISA. (a)  Schedule 5.16(a) sets forth all "employee
                         -----       ----------------
benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, maintained by the Sellers or the Company or any Subsidiary or to which the Sellers or the Company or any Subsidiary contributed or is obligated to contribute thereunder for current or former employees of the Company or its Subsidiaries (the "Employees") (the "Seller Plans"). For purposes of this Agreement, "ERISA
----------         ------------
Affiliate" shall mean any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Sellers under Section 414(b), (c), (m) or (o) of the Code. For purposes of this Agreement, "ERISA Affiliate Plan" shall mean any
                                            --------------------
"employee pension plan," as defined in Section 3(2) of ERISA, other than a Seller Plan but including the First Data Corporation Incentive Savings Plan, which is maintained, contributed to or has ever been obligated to be contributed to by Seller or an ERISA Affiliate. None of the Seller Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA ("Multiemployer
                                                            -------------
Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple
                                                                      --------
Employer Plans").
--------------

          (b) The Sellers, the Company, the Subsidiaries or an ERISA Affiliate has received a favorable determination letter that each Seller Plan intended to qualify under Section 401 of the Code, and the trust maintained pursuant thereto does qualify under Section 401 and 501(a) of the Code, respectively. To the Knowledge of the Sellers, nothing has occurred with respect to the operation of the Seller Plans that could cause the loss of such qualification or exemption.

          (c) True, correct and complete copies of the following documents with respect to each of the Seller Plans have been made available to the Buyer by the
Sellers: (i) any plans and related trust documents, and amendments thereto, (ii) the most recent Forms 5500, (iii) the last Internal Revenue Service determination letter and (iv) summary plan descriptions.

          (d) Except as disclosed in Schedule 5.16(d), none of the Sellers, the
                                     ----------------
Company or any Subsidiary maintains or has an obligation to contribute to retiree life or retiree health plans that provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of the Subsidiaries except (i) as may be required under Part 6 of Title I of ERISA and to the extent permitted under applicable law at the sole expense of the participant or the participant's beneficiary or (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

          (e)  Except as disclosed in Schedule 5.16(e), neither the execution
                                      ----------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) require the making of any payment to any employee (current, former or retired) of the Company and the Subsidiaries, (ii) increase any benefits under any Seller Plan or (iii) require the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

          SECTION 5.17.  ENVIRONMENTAL COMPLIANCE.  Except as set forth in
                         ------------------------
Schedule 5.17, to the Knowledge of the Sellers,  the Properties do not contain
-------------
any underground storage tanks. Since January 1, 1993, none of the Company or any Subsidiary has received any written communication alleging that the Company, any of the Subsidiaries or any of their predecessors in interest may be in material violation of any applicable Environmental Law or may have any liability under any applicable Environmental Law. Since November 1, 1995, none of the Sellers, the Company or any of the Subsidiaries have commissioned or received any environmental audits, reports, analyses or studies with respect to currently or previously owned, leased or operated properties of the Company or any Subsidiary. To the Knowledge of the Sellers, neither the Company nor any Subsidiary has received written notice of investigations of the business, operations, or leased Property of the Company or any of the Subsidiaries which is reasonably likely to lead to the imposition of any material liability pursuant to applicable Environmental Law.

          SECTION 5.18.  EMPLOYEE RELATIONS AND AGREEMENTS.  (a) Schedule 5.18
                         ---------------------------------       -------------
contains a true and complete listing of all employees of the Company and the Subsidiaries as of a recent date, their annual salary and date of hire. Since the Financial Statement Date, except as disclosed on Schedule 5.18 or as has
                                                     -------------
occurred in the ordinary course of business and consistent as to timing and amount with past practices, none of the Company or any Subsidiary has: (i) increased the compensation payable or to become payable to or for the benefit of any of its employees, (ii) provided any of its employees with increased security or tenure of employment, (iii) increased the amount payable to any of its employees upon the termination of such persons' employment, or (iv) increased, augmented or improved benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, incentive, insurance, medical, hospital, disability, welfare or other direct or indirect benefit plan or arrangement.

          (b) Except as set forth in Schedule 5.18, none of the Company or any
                                     -------------
Subsidiary is a party to any labor contract, collective bargaining agreement or employment or consulting agreement. Except as disclosed in Schedule 5.18, no
                                                            -------------
labor organization or group of employees of the Company or any Subsidiary has made a pending demand for union recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board (the "NLRB") or any other labor relations tribunal or authority.
                      ----
Except as disclosed in Schedule 5.18(b), there are no organizing activities
                       ----------------
involving the Company or any Subsidiary pending with any labor organization or group of employees of the Company or any Subsidiary.

          (c) Except as disclosed on Schedule 5.18, there are no complaints,
                                     -------------
charges or claims against the Company or any Subsidiary pending, or threatened in writing to be brought or filed, with any Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any Subsidiary, of any individual.

          (d) For purposes of the Workers Adjustment and Retraining Notification Act ("WARN"), within the sixty (60) days prior to December 31, 1997, no more than _____ (__) employees of the Company or any Subsidiary has suffered an "employment loss" who could be part of a "mass layoff" or "plant closing" (as such terms are defined WARN) with respect to the Company or such Subsidiary.

          SECTION 5.19.  NO BROKERS.  Except for Salomon Smith Barney, the fees
                         ----------
and expenses of which are payable by FDC, none of FDC, FFMC, the Company or any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          SECTION 5.20.  INSURANCE.  Set forth on Schedule 5.20 is a list and
                         ---------                -------------
brief description of all liability, property, workers' compensation, directors and officers' liability and other policies of insurance that insure the assets, Business, Properties or operations of the Company and the Subsidiaries as of the date hereof, all of which are in full force and effect.

          SECTION 5.21.  NO UNDISCLOSED LIABILITIES.   Except (a) for
                         --------------------------
liabilities set forth in the consolidated balance sheet (including notes thereto) of the Company included in the Financial Statements, (b) as set forth in Schedule 5.21, (c) as will be reflected on the Year-End Balance Sheet or (d)
   -------------
for liabilities that are subject to indemnification by the Sellers pursuant to clauses (iii), (iv), (v), (vi) or (vii) of Section 11.1(a), neither the Company
                                           ----------------
nor any of its Subsidiaries is subject to any indebtedness, obligation or liability that would be required to be reflected or reserved against in a consolidated balance sheet (not taking into account the notes thereto) as of the date hereof of the Company and its Subsidiaries prepared in accordance with GAAP, as in effect on the Financial Statement Date. Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 5.21
                                                                   ------------
with respect to any matter
that is specifically addressed by another representation and warranty contained in this Article V.
        ---------


                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                  -------------------------------------------

          As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Sellers as of the date hereof (it being understood that all the representations and warranties herein are being made solely as of the date hereof and, in the event the Closing occurs concurrently with the execution of this Agreement, as of the time immediately prior to the Effective Time):

          SECTION 6.1.  ORGANIZATION OF THE BUYER AND MERGERCO.  The Buyer is a
                        --------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the corporate power and corporate authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement. Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

          SECTION 6.2.  AUTHORITY OF THE BUYER; CONFLICTS.  (a) The Buyer has
                        ---------------------------------
the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by the Buyer have been duly authorized and approved by the Buyer's board of directors and do not require any further authorization or consent of the Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by the Buyer and (assuming the valid authorization, execution and delivery of this Agreement by the Sellers and the Company) is the legal, valid and binding agreement of the Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by the Buyer and upon execution and delivery by the Buyer will be (assuming the valid authorization, execution and delivery by the other party or parties thereto) a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          Mergerco has the corporate power and corporate authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Mergerco have been duly authorized and approved by Mergerco's board of directors and sole stockholder and do not require any further authorization or consent of Mergerco or its stockholders. This Agreement has been duly authorized, executed and delivered by Mergerco and (assuming the valid authorization, execution and delivery of this Agreement by the Sellers and the Company) is the legal, valid and binding agreement of Mergerco enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) None of (i) the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements; (ii) the consummation of any of the transactions contemplated hereby or thereby; or (iii) the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (A) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in clause (B) below, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of the Buyer or the Articles of Incorporation or By-laws of Mergerco, (2) any agreement or contract to which either the Buyer or Mergerco is a party or any of their respective properties is subject or by which either the Buyer or Mergerco is bound, (3) any Court Order to which either the Buyer or Mergerco is a party or by which either is bound or (4) any Requirements of Law affecting the Buyer or Mergerco, other than, in the case of clauses (2), (3) and (4) above, any such conflicts, breaches, defaults or rights that, individually or in the aggregate, would not materially impair the ability of the Buyer or Mergerco to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby, or

          (B) require the Buyer or Mergerco to obtain any Governmental Permit or to take any act or make any declaration, filing or registration with, any Person, other than (1) as provided in Section 4.2, (2) in connection, or in
                                           -----------
     compliance, with the provisions of the HSR Act or Debt Collection Laws and
     (3) such approvals, consents, authorizations, declarations, filings or registrations, the failure of which to be obtained or made would not materially impair the ability of the Buyer or Mergerco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          SECTION 6.3.  NO LITIGATION.  Except as set forth on Schedule 6.3:
                        -------------                          ------------

          (i) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of the Buyer, threatened against the Buyer or its subsidiaries which are reasonably expected to materially impair the ability of the Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby; and

          (ii) as of the date hereof, there is no action, suit or proceeding pending or, to the Knowledge of the Buyer, threatened that questions the legality or propriety of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements (nor, to the Knowledge of the Buyer, is there any basis for any of the same).

          SECTION 6.4.  HSR ACT.  The Buyer is its own sole "ultimate parent
                        -------
entity" (as defined in 16 C.F.R. (S) 801.1(a)(3) (1997)). The Buyer, including all entities (as defined in 16 C.F.R. (S)801.1(a)(2) (1997) within its "person" (as defined in 16 C.F.R. (S) 801.1(a)(1) (1997) does not have "annual net sales" (as defined in 16 C.F.R. (S) 801.11 (1977)) or "total assets" (as defined in 16 C.F.R. (S) 801.11 (1997)) of Ten Million Dollars ($10,000,000) or more.

          SECTION 6.5.  NO BROKERS.  Except for Avalon Investment LLC, the fees
                        ----------
and expenses of which are payable by the Buyer, none of the Buyer, Mergerco nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                                  ARTICLE VII

                       ACTION PRIOR TO THE CLOSING DATE
                       --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          SECTION 7.1.  ACCESS TO INFORMATION.  The Sellers shall afford to the
                        ---------------------
officers, employees and authorized representatives of the Buyer (including, without limitation, independent public accountants and attorneys) reasonable access, upon reasonable advance notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and the Subsidiaries to the extent the Buyer shall reasonably deem necessary or desirable and shall furnish to the Buyer or its authorized representatives such additional information concerning the Company and the Subsidiaries as shall be reasonably requested. The Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company, the Subsidiaries, FDC or FFMC.

          SECTION 7.2.  NOTIFICATIONS.  Each of the Buyer, Mergerco and the
                        -------------
Sellers shall promptly notify the other parties of any action, suit, claim, proceeding or investigation of which it has Knowledge that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the performance by the parties of their respective obligations hereunder.

          SECTION 7.3.  CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.  (a)
                        -------------------------------------------------
As soon as practicable after the date hereof, each of the parties will use diligent and reasonable efforts to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other party, required to be obtained from any Person (other than a Governmental Body and other than with respect to a customer contract) to consummate the transactions contemplated by this Agreement; provided, however,
                                                            --------  -------
that none of the Sellers, the Company, the Buyer or Mergerco shall be required to (i) pay or offer to pay any consideration in order to obtain any such consents or approvals (other than license application fees to be paid by the Buyer) or (ii) enter into any agreement or understanding affecting the assets or business of the Sellers or the Company as a condition for obtaining any such consents or waivers.

          (b) Following the execution of this Agreement, the Buyer and the Sellers shall use their respective reasonable best efforts to cooperate with each other in attempting to secure any consents and approvals of any Governmental Body with respect to the applicable Debt Collection Laws, and their respective reasonable efforts to secure any other consents and approvals of any Governmental Body required to be obtained by the Buyer in order to permit the consummation of the transactions contemplated by this Agreement.

          (c) Subject to the terms and conditions of this Agreement, each party shall use its reasonable efforts to cause the Closing to occur.

          SECTION 7.4.  OPERATIONS PRIOR TO THE CLOSING DATE.  (a)  Each of the
                        ------------------------------------
Sellers shall cause the Company and the Subsidiaries to operate and carry on the Business in the ordinary course and substantially as operated immediately prior to the date of this Agreement and maintain the Company's and each Subsidiary's books, accounts and records in the usual, regular and ordinary manner until the Closing Date. Consistent with the foregoing, the Sellers shall cause the Company and the Subsidiaries to use its reasonable efforts consistent with good business practice to preserve the Business and Properties of the Company and the Subsidiaries and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company and the Subsidiaries and to maintain the insurance set forth on Schedule 5.20. Without limiting the foregoing, the Sellers shall
             -------------
(i) continue to provide all services and other support to the Company and the Subsidiaries as it provides to them as of the date of this Agreement, including providing payroll, accounting, treasury operations and other administrative operations and (ii) make any loans or advances consistent with past practices as may be necessary to permit the Company and the Subsidiaries to operate and carry on the Business in the ordinary course and substantially as operated by Sellers immediately prior to the date of this Agreement. The Sellers shall, and shall cause their respective Affiliates (other than the Company and the Subsidiaries) to conduct their respective business relationships with the Company and the Subsidiaries only in the ordinary and usual course of business consistent with past practices; provided, however, that except as otherwise contemplated by this Agreement,
--------  -------
without the prior written consent of the Buyer, in no event shall Sellers or any of their respective Affiliates (other than the Company and the Subsidiaries) enter into any contracts, commitments or arrangements with the Company or any of the Subsidiaries other than on terms and provisions which could be obtained by the Company or any such Subsidiary with respect to similar contracts, commitments or arrangements with third parties.

          (b) Notwithstanding Section 7.4(a), except as set forth on Schedule
                              --------------                         --------
7.4, except as expressly contemplated by this Agreement or except with the
---
express written approval of the Buyer, the Sellers shall not and shall not permit the Company or any of the Subsidiaries to:

          (i) except in the ordinary and usual course of business consistent with their past practices, make any change in the Business or its operations, except such changes as may be required to comply with any applicable Requirements of Law; provided, however, that Sellers shall
                                     --------  -------
     provide Buyer with written notice of such change at least three (3) business days prior to making any material change in the Business; provided, further, that if such change is made to comply with any
     --------  -------
     applicable Requirements of Law, prior notice shall only be required if reasonably practical; or make any expenditure which shall exceed Two Hundred Fifty Thousand Dollars ($250,000), other than as contemplated by any Business Agreement;

          (ii) except in the ordinary and usual course of business consistent with their past practices, make any capital expenditure or enter into any contract or commitment therefor in excess of One Hundred Thousand Dollars ($100,000);

          (iii) acquire any interest in, or enter into any contract for the purchase of real property;

          (iv) except in the ordinary and usual course of business consistent with their past practices, enter into any contract, agreement, undertaking or commitment which would have been required to be set forth on Schedule
                                                                     --------
     5.10, 5.11(a) or 5.11(b) , 5.14, 5.16 or 5.18 if in effect on the date
     ----  -------    --------  ----  ----    ----
     hereof, or enter into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement;

          (v) except in the ordinary and usual course of business consistent with their past practices, sell, lease (as lessor), transfer or otherwise dispose of any of their respective Properties or assets reflected on the Financial Statement or assets acquired by the Company after the Financial Statement Date;

          (vi) except for trust fund accounts for customers imposed by applicable Requirement of Law or contract, and except for liens in favor of collection attorneys, mortgage, pledge, or impose or suffer to be imposed any Encumbrance (other than a Permitted Encumbrance) on any of their respective Properties or assets reflected on the Financial Statement or assets acquired by the Company after the Financial Statement Date;

          (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any other Person or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of the Subsidiaries;

          (viii) except in the ordinary and usual course of business consistent with their past practices, cancel any debts or other financial obligations owed to the Company or any of the Subsidiaries or settle any litigation related to debts or other financial obligations owed the Company or any of the Subsidiaries;

          (ix) other than intercompany debt incurred in the ordinary and usual course of business consistent with their past practices, create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money;

          (x) except in the ordinary and usual course of business consistent with their past practices, agree to assume, guarantee, endorse or otherwise become responsible for the debts, liabilities (whether accrued, absolute, contingent or otherwise) or obligations of another Person or make any advances to any other Person in an amount not to exceed One Hundred Thousand ($100,000) in the aggregate;

          (xi)   enter into any capitalized lease obligation;

          (xii) except in the ordinary and usual course of business consistent with their past practices, accelerate or delay collection of any notes or accounts receivable owed to the Company or any Subsidiary beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (xiii) make any cash or other payment to FDC or any of its affiliates (other than in connection with trade indebtedness or obligations) or declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of the capital stock of, or equity interests in, the Company or any Subsidiary, other than, in each case, cash dividends paid to FFMC on or prior to December 31, 1997;

          (xiv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any shares of the capital stock of or equity interests in, or effect a split, modification or reclassification of the capital stock of, or equity interests in, the Company or any Subsidiary, or a recapitalization of the Company or any Subsidiary;

          (xv) establish, create or institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, other than as required by any such plan or Requirements of Law or such changes as are applicable to FDC and its subsidiaries generally; provided, however, that the Sellers
                                            --------  -------
     shall provide the Buyer with written notice of such change at least three
     (3) business days prior to establishing, creating or instituting any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Company or any of the Subsidiaries; provided, further,
                                                          --------  -------
     that if such change is made to comply with any applicable Requirements of Law, prior notice shall only be required if reasonably practical;

          (xvi) except in the ordinary and usual course of business consistent with their past practices, make any material change in the compensation of its employees or grant any severance or termination pay other than changes made in accordance with normal compensation practices and consistent with past compensation practices; provided, however, that Sellers shall provide
                                  --------  -------
     Buyer with written notice at least three (3) business days prior to making any material change in the compensation of the employees of the Company or any Subsidiary notwithstanding that such changes are made in accordance with normal compensation practices and consistent with past compensation practices;

          (xvii) make any material change in the accounting policies applied in the preparation of the Financial Statement contained in Schedule 5.5;
                                                             ------------

          (xviii) make any change in the charter or by-laws of the Company or any of the Subsidiaries;

          (xix) except in the ordinary and usual course of business consistent with their past practices, delay payment of any account payable or other liability of the Company or any Subsidiary beyond its due date or the date when such account payable or liability would have been paid in the ordinary course of business consistent with past practice;

          (xx) issue or grant any options, warrants or rights to subscribe for or purchase or otherwise acquire, any shares of the capital stock of, or equity interest in, the Company or any Subsidiary, or issue any securities convertible into or exchangeable for shares of the capital stock of, or equity interests in, the Company or any Subsidiary or commit to any of the foregoing;

          (xxi) make any Tax election or change any method of accounting for Tax purposes, in each case except to the extent (x) required by law or (y) any election or change is made by the Seller Tax Group;

          (xxii) except in the ordinary and usual course of business consistent with their past practices, exercise any option to extend a lease for real property;

          (xxiii) other than with respect to employees at will, enter into any employment agreement, severance or consulting agreement with any Person to the extent such agreement is related to the Company or any Subsidiary;

          (xxiv) discharge or terminate any director, officer or senior manager of the Company or any Subsidiary; provided, however, that Sellers may
                                       --------  -------
     terminate or discharge any such officer, director or senior manager for cause after providing Buyer with written notice at least one (1) business day prior thereto together with a description, in reasonable detail, of the basis for such termination or discharge;

          (xxv) pay any claims against, or liabilities or obligations of, the Company or any Subsidiary in respect of any legal proceedings or any threatened legal proceedings (including settlement of any claims and litigation against the Company or any Subsidiary), which involves the payment by the Company or any Subsidiary in excess of Fifteen Thousand Dollars ($15,000) in the case of any individual payment or One Hundred Twenty Five Thousand Dollars ($125,000) with respect to the aggregate of all such payments;

          (xxvi) agree to waive or commit to waive any rights that could reasonably be expected to have a Material Adverse Effect;

          (xxvii) directly or indirectly in any way extend or otherwise restructure the payment schedule, payment terms or any other material term or condition of any Business Agreement (other than any contract or agreement with any customer);

          (xxviii) fail promptly to pay and discharge current liabilities, except in the case of such liabilities that are disputed in good faith and for which adequate reserves are maintained in accordance with GAAP, as in effect on the Financial Statement Date;

          (xxix) make any change in the accounting principles and practices used by the Company or any Subsidiary from those applied in the preparation of the Financial Statements, except to the extent required by GAAP and disclosed in writing to the Buyer;

          (xxx) except in the ordinary and usual course of business consistent with their past practices with respect to those actions permitted to be taken by this Section 7.4 in the ordinary and usual course
                                   -----------
     of business, enter into any agreement or contract to take any action prohibited by this Section 7.4; or
                        -----------

          (xxxi) enter into any contract, agreement, plan, arrangement or waiver described in Section 5.7(d) or (g).
                         --------------    ---

          SECTION 7.5.  NOTIFICATION BY THE SELLERS OF CERTAIN MATTERS.  The
                        ----------------------------------------------
Sellers will, promptly after obtaining Knowledge thereof, advise the Buyer in writing of (a) any Material Adverse Change occuring following the date hereof and prior to the Closing, and (b) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in order to consummate the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements or Seller Ancillary Agreements.

          SECTION 7.6.  TERMINATION OF CERTAIN PARTNERSHIPS.  At any time prior
                        -----------------------------------
to the Closing, the Sellers shall have the right (but not the obligation) to cause the dissolution of the Yanci and/or the FSA partnerships and the termination of the related partnership or joint venture agreements. Upon any such dissolution or termination, the definition of "Subsidiary" shall exclude Yanci or FSA or both, as the case may be, for all purposes under this Agreement (it being understood that such dissolution or termination shall not eliminate the Sellers' representations and warranties relating to Yanci and FSA as Subsidiaries for any purpose). Any cost incurred or obligations or liabilities of any kind arising from, caused by or resulting from such termination shall be borne by the Sellers; it being understood that termination costs shall not include any settlement amount paid in respect of the termination of the license dated as of May 1, 1996 by and between Yankee Alliance, Inc. and the Company or of the sublease dated as of May 1, 1996 between Yankee Alliance Inc. and the Company. Such termination shall not constitute a breach of any representation, warranty, agreement or other provision of this Agreement.


                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 8.1.  USE OF NAMES.  The Sellers are not conveying ownership
                        ------------
rights or granting the Buyer, the Surviving Corporation or any Subsidiary a license to use any of the tradenames or trademarks of FDC or any Affiliate of FDC (other than the Trademarks identified on Schedule 5.11(a)) and, after the
                                             ----------------
Closing, the Buyer shall use its best efforts not to permit the Surviving Corporation or any Affiliate of the Surviving Corporation to use in any manner the tradenames or trademarks of FDC or any Affiliate of FDC or any word that is similar in sound or appearance to such tradenames or trademarks and any such use shall, in no event, be permitted by the Buyer eight weeks following the Closing. In the event the Buyer or any Affiliate of the Buyer violates any of its obligations under this Section 8.1, FDC and its Affiliates may proceed against
                       -----------
it in law or in equity for such damages or other relief as a court may deem appropriate. The Buyer acknowledges that a violation of this Section 8.1 may
                                                              -----------
cause FDC and its Affiliates irreparable harm which may not be adequately compensated for by money damages. The Buyer therefore agrees that in the event of any actual or threatened violation of this Section 8.1, FDC and any of its
                                              -----------
Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against the Buyer or such Affiliate of the Buyer to prevent any violations of this Section 8.1, without the necessity of posting a bond.
     -----------

          SECTION 8.2.  TAX MATTERS.  (a)  Liability for Taxes.  (i) The Sellers
                        -----------        -------------------
shall be liable for and shall pay, and pursuant to Article XI (and subject to
                                                   ----------
the limitations thereof) shall jointly and severally indemnify and hold harmless each Buyer Group Member from and against all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from each of the following: (A) all Taxes imposed on the Company or any Subsidiary (or any predecessor) pursuant to Treas. Reg. (S) 1.1502-6 or similar provision of state, local, or foreign law solely as a result of the Company or such Subsidiary having been a member of the Seller Tax Group (or of any other consolidated, combined or unitary group which included the Company or any Subsidiary (or any predecessor) prior to the Closing Date), (B) all Taxes imposed on the Company or any Subsidiary (or any predecessor), or for which the Company or any Subsidiary may otherwise be liable, for any taxable year or period (or portion thereof) that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date (C) all Section 338 Taxes,

(D) any breach by Sellers of any representation, warranty, covenant or agreement contained in Section 5.7, Section 7.4(b)(xxi) or (xxxi) or Section 8.2 and (E)
             -----------  -------------------    ------    -----------
any power of attorney granted pursuant to Section 8.2(d)(vii); provided,
                                          -------------------  --------
however, that the Sellers shall not be liable for or pay and shall not indemnify
-------
and hold harmless any Buyer Group Member from or against any Loss or Expense in connection with or arising from: (I) any Taxes up to the amount of Non-Income Taxes that are shown as a liability or reserve on the Year-End Balance Sheet, and (II) any Taxes (other than Section 338 Taxes) that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state or foreign law relating to the purchase of the Shares, or that result from the Buyer, any Affiliate of the Buyer, the Company or any of the Subsidiaries engaging in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of the Company or any of the Subsidiaries for federal, state, local or foreign Tax purposes (other than the Section 338(h)(10) Election), and (III) any Taxes imposed on the Company or any Subsidiary or for which the Company or any Subsidiary may otherwise be liable as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. (S) 1.1502-76(b)(1)(ii)(B)) to periods after the Closing Date (Taxes described in this proviso, hereinafter "Excluded
                                                                      --------
Taxes").  The Buyer agrees that, with respect to any transaction described in
-----
clause (III) of the preceding sentence, the Company and all Persons related to the Company under Section 267(b) of the Code immediately after the Closing shall treat the transaction for all federal income Tax purposes (in accordance with Treas. Reg. (S) 1.1502-76(b)(1)(ii)(B)), and (to the extent permitted) for other income Tax purposes, as occurring at the beginning of the day following the Closing Date. The Sellers shall be entitled to any refund of (or credit for) Taxes of the Company or any Subsidiary allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, including any refunds attributable to overpayments of estimated tax (in all cases except to the extent any Non-Income Taxes are shown as an asset on the Year-End Balance Sheet).

          (ii) The Buyer shall be liable for and shall pay, and pursuant to
Article XI (and subject to the limitations thereof) shall indemnify and hold
----------
harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from: (A) all Taxes imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable, for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Closing Date and (B) Excluded Taxes. Except as otherwise provided herein, the Buyer shall be entitled to (and, if received by any Seller Group Member, the Sellers shall remit to the Buyer) any refund of (or credit for) Taxes allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

          (iii) For purposes of paragraphs (a)(i) and (a)(ii), whenever it is necessary to determine the liability for Taxes of the Company or a Subsidiary for a portion of any Straddle Period, the determination of the Taxes of the Company or such Subsidiary for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day immediately following the Closing Date, and items of income, gain, deduction, loss or credit of the Company or the Subsidiaries for the Straddle Period shall be allocated between such two taxable years or periods by closing the books of the Company, or any Subsidiary at the close of the month preceding the month in which the Closing Date occurs and by the monthly ratable allocation method consistent with Treas. Reg. (S)1.502-76(b)(2)(iii) for the month in which the Closing Date occurs; provided, however, that (I) transactions occurring on the Closing Date that are
--------  -------
properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. (S) 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day immediately following the Closing Date, (II) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis and (III) Section 338 Taxes shall be allocated to the portion of the Straddle Period that is deemed to end on and include the Closing Date. Notwithstanding the foregoing provisions of this paragraph (a)(iii), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by the Company or any Subsidiary for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (z) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (y) of this sentence.

          (iv) Notwithstanding anything herein to the contrary, the Buyer shall be liable for and shall pay, and pursuant to Article XI (and subject to the
                                             ----------
limitations thereof) shall indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by each Seller Group Member in connection with or arising from, any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the transactions contemplated by this Agreement, together with any penalties or interest with respect to such taxes.

          (b) Tax Returns.  (i) The Sellers shall file or cause to be filed when
              -----------
due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company or the Subsidiaries for taxable years or periods ending on or before the Closing Date ("Seller Returns") and shall remit
                                               --------------
any Taxes due in respect of such Tax Returns, and the Buyer shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company or the Subsidiaries for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. The Sellers shall prepare all Seller Returns and submit any Seller Returns which require a signature by an officer of the Company or any Subsidiary together with a declaration signed by any officer of the Sellers that "Under penalties of perjury, I declare that I have examined this return, including accompanying schedules and statements, and to the best of my knowledge and belief, it is true, correct and complete." The Buyer shall cause an officer of the Company or Subsidiary to promptly sign and return to the Sellers all such Seller Returns. The Sellers shall indemnify any signatory to any Seller Return from any and all personal liability relating to signing such Seller Return including reasonable attorneys' fees. Not later than 45 days prior to the due date (taking into account extensions properly obtained) for filing any Tax Return in respect of any Straddle Period, the Buyer shall submit a copy of such Tax Return to the Sellers for Sellers' review and approval (which approval shall not be unreasonably withheld). The Sellers or the Buyer shall reimburse the other party for the Taxes for which the Sellers or the Buyer is liable pursuant to paragraph (a) of this Section 8.2 but which are payable with Tax Returns to be
                      -----------
filed by the other party pursuant to the previous sentence upon the written request of the party entitled to reimbursement, setting forth in detail the computation of the amount owed by the Sellers or the Buyer, as the case may be, but in no event earlier than 10 days prior to the due date for paying such Taxes.

          (ii) None of the Buyer or any Affiliate of the Buyer shall (or shall cause or permit the Company or any of the Subsidiaries to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Company or any of the Subsidiaries with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Sellers, which consent may be withheld in the sole discretion of the Sellers.

          (iii) With respect to the period or periods beginning January 1, 1997 of the Company and the Subsidiaries ending on and prior to the Closing Date, the Buyer shall promptly cause the Company and the Subsidiaries to prepare and provide to FFMC a package of tax information materials, including, without limitation, schedules and work papers (the "Tax Package"), required by the
                                            -----------
Sellers to enable the Sellers to prepare and file all Tax Returns required to be prepared and filed by them pursuant to paragraph (b)(i). The Tax Package shall be completed in accordance with past practice including past practice as to providing such information, and as to the method of computation of separate taxable income or other relevant measure of income of the Company and the Subsidiaries, provided that such computation for the taxable year or periods ending on or before the Closing Date shall be made in a manner consistent with Section 8.2(a)(iii). The Buyer shall
                                          -------------------
cause the Tax Package to be delivered to FFMC within 75 days after the Closing Date. The Sellers shall promptly reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of the Subsidiaries in connection with the preparation of the Tax Package; provided that such costs shall not include overhead and provided further that Sellers shall not be obligated to pay for the cost of any outside accountants, consultants or attorneys unless the Buyer has obtained the Sellers' written consent (which consent shall not be unreasonably withheld) prior to incurring any such costs.

          (c) Contest Provisions.  The Buyer shall promptly notify the Sellers
              ------------------
in writing upon receipt by the Buyer, any of its Affiliates, the Company or the Subsidiaries of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which may affect any Tax liability for which the Sellers are liable pursuant to this Section 8.2. The
                                                            -----------
Sellers shall promptly notify the Buyer in writing upon receipt by the Sellers or any of their Affiliates of written notice from a taxing authority of a pending or threatened state, local or foreign Tax audit, examination or assessment with respect to the Company or its Subsidiaries and shall inform the Buyer as to the status of any such audit, examination or assessment.

          The Sellers shall have the sole right to represent the Company's or the Subsidiaries' interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which the Sellers may be liable pursuant to this
Section 8.2, and to employ counsel of their choice at their expense.  The
-----------
Sellers shall have the sole right to settle, either administratively or after the commencement of litigation, any proceeding relating to Taxes of the Company or any Subsidiary for any taxable period ending on or before the Closing Date; provided, however, that the Sellers shall not settle any proceeding with respect
--------  -------
to such Taxes in a manner that would effect the validity of the Section 338(h)(10) Elections with respect to the Company or any Subsidiary without the prior consent of the Buyer which consent will not be unreasonably withheld and the Sellers shall use their best efforts to contest in good faith any proposed adjustment to the Allocation Schedule that would materially adversely affect the Company or any Subsidiary and shall not settle such proposed adjustment without either (i) the prior consent of the Buyer which consent will not be unreasonably withheld or (ii) an agreement or other settlement in which the Taxing Authority agrees that such agreement or settlement is not prejudicial to the Company or any subsidiary for any period after the Closing Date; provided that the Sellers
                                                      --------
shall have no liability under this Agreement arising from any audit, examination or proceeding which results from the Buyer's failure to make the Section 338(h)(10) Elections as contemplated by Section 8.2 (e) or failure to file all
                                        ---------------
federal, state, local or foreign Tax Returns in accordance with the Allocation Schedule. In the case of any Straddle Period, the Sellers shall be entitled to participate at their expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of the Buyer, and at the Sellers' sole expense, may assume the entire control of such audit or proceeding. None of the Buyer, any of its Affiliates, the Company or the Subsidiaries may agree to settle any Tax claim which may be the subject of indemnification by the Sellers under this Section 8.2 without the prior written consent of the Sellers,
                   -----------
which consent may be withheld in the sole discretion of the Sellers.

          (d)   Assistance and Cooperation.  After the Closing Date, each of the
                --------------------------
Sellers and the Buyer shall (and cause their respective Affiliates to):

          (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 8.2;
                           -----------

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or the Subsidiaries;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company or the Subsidiaries;

          (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company or the Subsidiaries for taxable periods for which the other may have a liability under this Section
                                                                         -------
     8.2;
     ---

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

          (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraph (a)(v) of this Section 8.2 (relating to sales,
                                            -----------
     transfer and similar Taxes); and

          (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 8.2
                                                                -----------
     (including, without limitation, powers of attorney enabling the Sellers to obtain directly any refunds attributable to taxable years or periods ending on or before the Closing

     Date). Prior to the Closing Date, the Sellers shall cause the Company and the Subsidiaries to revoke all powers of attorney relating to Taxes and at the Closing Date, the Buyer shall cause the Company and the Subsidiaries to enter into a power of attorney substantially in the form of Exhibit G
                                                                 ---------
     hereto (relating to audits, examinations or other proceedings in respect of Seller Returns).

          (e)  Election Under Section 338(h)(10).  (i)  At the request of the
               ---------------------------------
Buyer, the Sellers and the Buyer shall make a joint election for the Company under Section 338(h)(10) of the Code and under any applicable similar provisions of state law with respect to the purchase of the Shares (collectively, the "Section 338(h)(10) Elections"). If the Section 338(h)(10) Elections are made,
 ----------------------------
the Sellers and the Buyer shall within 30 days after the completion of the Allocation Schedule, but in no event later than five days prior to the due date for filing Internal Revenue Service Form 8023, exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which is first available after these forms are prepared, the parties will promptly agree on such changes.

          (ii) Within 60 days following the completion of the Year-End Balance Sheet, the Buyer and the Sellers shall negotiate and draft a schedule (the "Allocation Schedule") allocating the Modified Adjusted Deemed Sales Price,
      -------------------
     as defined in Treas. Reg. (S) 1.338(h)(10)-1(f), for the Company among the assets of the Company. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 338(h)(10) of the Code and the regulations thereunder. The Buyer and the Sellers each agrees that promptly upon receiving said Allocation Schedule it shall return an executed copy thereof to the other party. The Buyer and the Sellers each agrees to file all federal, state, local and foreign Tax Returns in accordance with the Section 338(h)(10) Elections and the Allocation Schedule.

          (f) The Sellers and the Buyer agree that the Buyer shall be permitted, to the extent allowed by the Code and Treasury Regulations thereunder, to make elections under Section 338 of the Code (but not under any applicable similar provisions of foreign law) for NCI Recoveries (collectively, the "Non-U.S. Section 338 Elections"). The Allocation Schedule described in
     ------------------------------
paragraph (e) shall include allocations among the assets of each non-U.S. Subsidiary for which a Non-U.S. Section 338 Election is permitted.

          (g) References to Company.  References in this Section 8.2 to the
              ---------------------                      -----------
Company shall mean, with respect to any period after the Effective Time, the Surviving Corporation.

          (h) Treatment of Transaction.  FFMC and the Buyer shall, and shall
              ------------------------
cause their respective Affiliates to, treat the Merger for all Tax purposes as a purchase by the Buyer from FFMC of a portion of the Company Common Stock and as a redemption by the Company from FFMC of the remainder of the Company Common Stock.

          SECTION 8.3.  EMPLOYEE MATTERS.
                        ----------------

          (a) The Buyer and the Sellers shall jointly give notice to all employees of the Company and the Subsidiaries on the Closing Date that all benefits previously provided under the Sellers' Plans are, other than with respect to welfare plans sponsored and maintained by the Company or the Subsidiaries for its employees ("Company Plans"), discontinued on January 1,
                                 -------------
1998 and will be replaced by the benefit programs as set forth on Schedule 8.3
                                                                  ------------
("Post-Closing Benefit Programs").  Except as otherwise expressly provided in
  -----------------------------
this Section 8.3, in no event shall any employee of the Surviving Corporation or
     -----------
any of the Subsidiaries be entitled to accrue any benefits under the Sellers' Plans after the Closing.

          (b) As of the close of business on the Closing Date, each of the individuals identified on Schedule 8.3(b) will become employees of the Company.
                          ---------------
For a period ending no earlier than the first anniversary of the Closing Date, the Buyer agrees to provide all employees of the Surviving Corporation and the Subsidiaries on the Closing Date (including the individuals on Schedule 8.3(b)
                                                               ---------------
(collectively, the "Affected Employees") who remain employed with the Surviving
                    ------------------
Corporation or a Subsidiary after the Closing Date with full participation in the Post-Closing Benefit Programs. Such Affected Employees shall be credited for their length of service with the Company, and Sellers and the Subsidiaries, for all purposes under the Post-Closing Benefit Programs.

          (c) The Company and the Subsidiaries shall terminate their participation in all plans, other than Company Plans listed on Schedule 5.16(a)
                                                               ----------------
and the Post-Closing Benefit Programs as of the Closing Date. The Sellers shall retain the responsibility for payment of all covered medical and dental claims or expenses incurred by any Affected Employee and their covered dependents on or prior to the Closing Date, unless they are to be paid by a third party insurer under a Company Plan. The Buyer shall remit to the Sellers all Affected Employee premiums due for medical and dental benefit coverage attributable to the period prior to the Closing Date, under a plan other than a Company Plan or the Post-Closing Benefit Programs, but which, as of the Closing Date, had not been collected and remitted to the Sellers. Any preexisting condition clause in any of the health coverage (including medical, dental and disability coverage) included in the Post-Closing Benefit Programs shall be waived for the Affected Employees.

          (d) For a period ending no earlier than the first anniversary of the Closing Date, the Buyer agrees to provide, or cause the Surviving Corporation and the Subsidiaries to provide the severance benefits described in the Post-Closing Benefit Programs. The Buyer and the Surviving Corporation shall assume all liability for severance pay and obligations payable to any Affected Employee who is terminated by the Buyer and the Surviving Corporation after the Closing Date.

          (e) After the Closing Date, the Buyer, the Surviving Corporation and the Subsidiaries shall have the liability and obligation for, and neither the Sellers nor any of their Affiliates shall have any liability or obligation for, short-term disability benefits, long-term disability benefits, sick pay or salary continuation (and any medical dental and health benefits or claims incurred after the Closing Date) for those Affected Employees who are entitled to such benefits for periods beginning on or after the Closing Date.

          (f) Buyer shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar state and local rules, statutes and ordinances resulting from the Closing or from the Buyer's actions following the Closing. Seller shall advise Buyer in writing of the number of employee terminations at each facility of the Company and the Subsidiaries that have occurred during the sixty day period prior to the execution of this Agreement and the sixty day period prior to the Closing Date.

          (g) Prior to the Closing Date, FDC will agree to assume sponsorship of and be liable for the ACM Plan. Buyer shall or shall cause the Surviving Corporation or the Subsidiaries to notify FDC in writing of the termination of any employment of any individual who was an employee of the Company or a Subsidiary on or prior to the Closing Date within fifteen business days of the date Buyer, the Surviving Corporation, or the Subsidiaries knows the employee has terminated employment.

          (h) The Sellers hereby release the Buyer and the Surviving Corporation from any claims that the Sellers may have against the officers and directors of the Company for which such officers or directors are indemnified by the Company's charter and bylaws or pursuant to any indemnification agreement between such officers or directors and the Company existing on the date hereof.

          (i) Effective as of January 1, 1998 or as soon as practicable thereafter, Buyer shall establish or provide a tax-qualified 401(k) savings plan ("Buyer's 401(k) Plan") for the benefit of the Affected Employees. Buyer's 401(k) Plan shall expressly provide that Affected Employees who were participants in Sellers' 401(k) plan immediately prior to the Closing Date shall participate in Buyer's 401(k) Plan as of the effective date of such plan, and that all Affected Employees will have their service with the Company and the Subsidiaries recognized under Buyer's 401(k) Plan for eligibility, vesting and any other purpose for which service is taken into account under Sellers' 401(k) plan. As soon as practical after the effective date of Buyer's 401(k) Plan, Sellers shall cause the accounts of each Affected Employee who participates in Sellers' 401(k) plan to be valued. As of such valuation date, assets equal in value to the amount credited to each such employee's account under Sellers'

401(k) plan will be transferred to the trust maintained under Buyer's 401(k) Plan. Such transferred assets shall be in cash or, to the extent mutually agreed upon by Buyer and Sellers, in kind, and shall also include any promissory notes evidencing outstanding loan balances of the Affected Employees. Prior to any transfer of assets from Sellers' 401(k) Plan, Buyer shall provide Seller with a copy of (i) an IRS determination letter evidencing the tax qualified status of the Buyer's 401(k) Plan and the tax exempt status of the plan's trust, or, if Buyer has not received such a determination letter as of the applicable transfer date, then (ii) an opinion of counsel who is acceptable to Seller (such acceptance not to be unreasonably withheld) stating that the Buyer's 401(k) Plan and its trust constitute a tax qualified plan under Section 401(a) of the Code and a tax exempt trust under Section 501(c) of the Code. As of the transfer date, Buyer shall be liable for the payment of the benefits accrued by and transferred in respect of the Affected Employees under Sellers' 401(k) plan; provided, however, that the Buyer assumes no liability for the valuation of the
--------  -------
accounts of the Affected Employees under Sellers' 401(k) plan.

          (j) The Surviving Corporation shall pay, on or prior to March 31, 1998, management bonuses in the aggregate amount of $475,000 to the persons and in the individual amounhs designated by FDC; provided, however, that such
                                             -----------------
bonuses shall include the individuals and the amounts set forth on Schedule
                                                                   --------
8.7(j).
-------

          SECTION 8.4.  [INTENTIONALLY OMITTED].

          SECTION 8.5.  INSURANCE: RISK OF LOSS.  (a) The Buyer shall become
                        -----------------------
solely responsible for all insurance coverage (including, without limitation, workers compensation policies) and related risk of loss based on events occurring after the Closing Date with respect to the Surviving Corporation, the Subsidiaries and their respective businesses, Properties and employees. The Sellers are and shall remain solely responsible for all insurance coverage (including, without limitation, workers compensation policies) and related risk of loss based on events occurring on or prior to the Closing Date (whether or not a claim has been filed prior to the Closing Date) with respect to the Surviving Corporation, the Subsidiaries and their respective businesses (including the business associated with the Assigned Contracts), Properties and current or former employees (including the employees associated with the business of the Assigned Contracts). If the errors and omissions insurance policies currently maintained by the Company or the Subsidiaries covering their respective businesses, Properties and current or former employees, as the case may be, provides insurance coverage for events occuring prior to or during the time period for which the insurance policy has been most recently renewed, the Surviving Corporation shall keep such current errors and omissions policies, or purchase policies with coverages, deductibles and limitations that are no less favorable than those in effect on the date hereof, for at least 42 months following the Closing Date. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, the other party will promptly supply such information. To the extent that any insurance policies owned or controlled by the Sellers or any of their Affiliates ("Sellers' Insurance
                                                       ------------------
Policies") cover any loss, liability, claim, damage or expense relating to the
--------
Company or any Subsidiary ("Subject Company Liabilities") and relating to or
                            ---------------------------
arising out of events or occurrences prior to the Closing, the Sellers shall cooperate and cause their Affiliates to cooperate with the Buyer, the Surviving Corporation or any Subsidiary, as applicable, in submitting and pursuing any Subject Company Liabilities relating to or arising out of events occurring prior to the Closing on behalf of the Buyer, the Surviving Corporation or any Subsidiary, as applicable, under the Sellers' Insurance Policies. The Sellers acknowledge and agree that they have no claims, rights or recourse against the Surviving Corporation or any Subsidiary for any premiums or other costs relating to any Sellers' Insurance Policies.

          (b) In the event that (i) the Buyer or the Surviving Corporation files a claim under any Sellers' Insurance Policy with respect to a Subject Company Liability relating to or arising out of events or occurrences prior to the Closing and (ii) all or a portion of such Subject Company Liability is subject to a "deductible", "self insurance retention" or other similar risk retention element included in the applicable Sellers' Insurance Policy, the Sellers are and shall remain responsible for, shall indemnify the Buyer or the Surviving Corporation, as the case may be, against, any amounts not reimbursed under a Sellers' Insurance Policy pursuant to clause (ii) above.

          (c) The Sellers agree to be solely responsible for any claim by any Affected Employee for workers compensation benefits made after the Closing but which relates to an injury or illness originating prior to the Closing.

          SECTION 8.6.  EXCLUSIVITY.  From the date hereof and until January 31,
                        -----------
1998, the Sellers will not, and will cause the Company, the Subsidiaries and their Affiliates, directors, officers, employees, representatives and agents not to directly or indirectly, solicit or accept or in any way facilitate any proposals or offers, or initiate or enter into discussions or transactions with, or encourage, or provide any information to any Person (other than the Buyer) concerning any sale of all or any portion of the Shares of the Company or all or a portion of the stock of any Subsidiary, any merger of a Company or a Subsidiary or a sale of securities or a sale or other disposition of any assets (however affected) of the Company or any Subsidiary other than, solely with respect to a sale of assets, in the ordinary course of business.

          SECTION 8.7.  COVENANT NOT TO COMPETE; OTHER AGREEMENTS.  (a)  Except
                        -----------------------------------------
as provided in (b), (c), (d), (e) and (f) below, FDC covenants and agrees that, beginning on the Closing Date and for a period ending on the fourth anniversary of the Closing Date, neither FDC nor any of its Affiliates will directly or indirectly own, manage, operate, control or otherwise carry on Collection Services anywhere in the United States or in the member countries of the Europen Community, including, but not limited to, Collection Services for creditors for which FDC or its Affiliates have provided First Party Collection Services or other services, provided, however, that with respect to the application of this Section 8.7(a) outside of the United States,
                                   --------------
FDC and its Affiliates will be permitted to perform any contract relating to Collection Services existing on the date hereof. "Collection Services" means
                                                   -------------------
outbound telephone calls and written communications to a debtor in the name of a Person other than the creditor the primary purpose of which is to seek collection of amounts in connection with an account which is in default. Collection Services, and First Party Collection Services to American Express Company and its subsidiaries and its Affiliates, shall not be deemed to include any processing, supportive or ancillary services provided to a Person (including a creditor or Person engaged in Collection Services) in connection with such Person's collection of an account, including, but not limited to, the following types of services: (i) the preparation and mailing of billing statements or invoices; (ii) the provision of messaging services, including the preparation, printing, facsimile or electronic transmission and/or mailing of letters or other communications; (iii) the transmission of money from a Person to another Person; and (iv) the provision of telephone check drafting or electronic funds transfer services and the enrollment, authorization and confirmation services provided in connection therewith. Until the third anniversary of the Closing, neither FDC nor its Affiliates shall provide First Party Collection Services to American Express Company and its subsidiaries and its Affiliates. "First Party
                                                                    -----------
Collection Services" means outbound telephone calls and written communications
-------------------
to a debtor in the name of a creditor the primary purpose of which is to seek collection of amounts owed to the creditor by such debtor.

          (b)  Nothing in this Agreement, including without limitation, Section
                                                                       -------
8.7(a), but subject to the penultimate sentence of Section 8.7(a), shall prevent
------                                             --------------
FDC or any of its Affiliates from:

          (i) making outbound telephone calls and written communications to a debtor in FDC's or its Affiliate's name rather than the name of the creditor when the debtors to be contacted are located in states that have statutes, regulations or interpretative rulings that, in the reasonable opinion of FDC, do not allow FDC or its Affiliate to make such outbound telephone calls and written communications to a debtor in the name of the creditor, provided such telephone calls and written communications are limited to the types of telephone calls and written communications that FDC or any of its Affiliates is permitted to make in other states as part of its First Party Collection Services;

          (ii) providing any services, including Collection Services, in connection with receivables, debts or other items owned by FDC or an Affiliate or in which FDC or an Affiliate has a material economic interest;

          (iii) providing First Party Collection Services;

          (iv) providing any services in connection with: (1) unpaid checks, drafts, electronic funds transfers or debits drawn or charged on a bank or financial institution; (2) amounts related to charged-off demand deposit account balances held at a bank or a financial institution; or (3) debts incurred by a debtor whose principal residence is outside of the United States; or

          (v) providing to a debtor any materials which advertise the commercial availability of FDC's or its Affiliate's services or any other solicitations or communications which are not targeted at a specific debtor for the purpose of collecting a specific debt.

          (c)   Nothing in this Agreement, including without limitation, Section
                                                                         -------
8.7(a), shall prevent FDC or any of its Affiliates from:
------

          (i) owning less than 5% of the voting or common stock of a publicly traded company engaged in Collection Services; or

          (ii) acquiring, and following such acquisition, actively engaging in, any business that has a subsidiary, division, group, franchise or segment that is engaged in Collection Services, so long as on the date of such purchase: (A) not more than 25% of the consolidated revenues of such business are derived from Collection Services and (B) such business divests itself of such subsidiary, division, group, franchise or segment as soon as practicable after the date of such acquisition; provided that, with respect to any acquisition intended to be accounted for as a pooling of interests under GAAP or treated for federal income tax purposes as a tax-free reorganization, no such divestiture shall be required until, in the reasonable opinion of FDC, such divestiture would no longer endanger the accounting of such acquisition as a pooling of interests under GAAP or the treatment for federal income tax purposes of such acquisition as a tax-free reorganization. In the event that a business is required to be divested pursuant to clause (ii)(B), FDC shall provide notice of such intended divestiture to the Surviving Corporation, which shall be given the first opportunity to make a written offer for the business to be divested.
     During the 45 day period following the date of the notice, the Surviving Corporation shall have the exclusive opportunity to present such written offer. Neither FDC nor any of its Affiliates shall be under any obligation to accept such offer or negotiate with the Surviving Corporation regarding any such offer.

          (d)   Nothing in this Agreement, including without limitation, Section
                                                                         -------
8.7(a), shall prevent any Affiliate of FDC from engaging in Collection Services
------
after such Affiliate ceases to be an Affiliate of FDC.

          (e) Nothing in this Agreement, including without limitation, Section
                                                                       -------
8.7(a), shall prevent FDC or any of its Affiliates from offering to its
------
customers "integrated solutions" which include Collection Services that FDC or any of its Affiliates would otherwise be prohibited by Section 8.7(a) from
                                                       --------------
offering (it being understood that neither FDC, its Affiliates nor any Person in which FDC or any of its subsidiaries has a materal; economic or voting control interest may perform such Collection Services) provided, however, until the fourth anniversary of the Closing, if FDC or any of its Affiliates proposes to offer such "integrated solutions" to a customer that include Collection Services that FDC or any of its Affiliates would otherwise be prohibited by Section
                                                                   -------
8.7(a) from offering, FDC or its Affiliates will permit the Surviving
------
Corporation to make an offer or proposal to provide such Collection Services on the same terms and conditions as other collection agencies unless such customer notifies FDC or its Affiliates in writing that it desires another Person to provide such Collection Services. The Surviving Corporation shall be given a copy of any such customer notice. Neither FDC nor any of its Affiliates nor any customer shall have any obligation to accept any proposal received from the Surviving Corporation or to negotiate with the Surviving Corporation regarding any such proposal. For purposes of this subsection, the term "integrated solutions" means a service proposal which contemplates that FDC or any of its Affiliates will perform or provide Collection Services in addition to other products or services to a customer.

          (f) Nothing in this Agreement, including without limitation, Section
                                                                       -------
8.7(a), shall prevent FDC or any of its Affiliates from performing or providing
------
Collection Services for Union Oil Company of California ("Unocal") or Mobil Oil
                                                          ------
Credit Corporation ("Mobil") to the extent that FDC or any of its Affiliates has
                     -----
agreed to perform or provide Collection Services for Unocal or Mobil as part of the overall services provided by FDC or its Affiliates to such customers under the existing processing agreements (which agreements are listed on Schedule 8.7
                                                                   ------------
it being understood that neither FDC, its Affiliates nor any Person in which FDC or any of its subsidiaries has a material economic or voting control interest may perform such Collection Services); provided, however, during the remaining term of such processing agreements, FDC or any of it Affiliates will not refer, assign or subcontract such Collection Services to any Person other than the Surviving Corporation unless such customer notifies FDC or any of its Affiliates that it desires another Person to provide such Collection Services. The Surviving Corporation shall be given a copy of any such customer notice.

          (g) In the event that any party violates any of its obligations under this Section 8.7, the other party may proceed against such person in law or in
     -----------
equity for such damages or other relief as a court may deem appropriate. Each party acknowledges that a violation of this Section 8.7 may cause the other
                                            -----------
parties or their Affiliates irreparable harm which may not be adequately compensated for by money damages. Each party therefore agrees that, in the event of any actual or threatened violation of this Section 8.7, the other
                                                    -----------
parties or their Affiliates shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against such party to prevent any violations of this Section 8.7, without the
                                                     -----------
necessity of posting a bond. The prevailing party in any action commenced under this Section 8.7 shall also be entitled to receive reasonable attorneys' fees
     -----------
and court costs.

          (h) The Buyer, Mergerco, the Surviving Corporation, the Company, the Subsidiaries and the Sellers agree that each of them is a commercially sophisticated party and that the terms of this Section 8.7 are reasonable. It
                                               -----------
is the intent and understanding of each party hereto that if, in any action before any Governmental Body legally empowered to enforce this Section 8.7, any
                                                               -----------
term, restriction, covenant or promise in this Section 8.7 is found to be
                                               -----------
unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Body.

          SECTION 8.8.  SOLICITATION OF EMPLOYEES.  The Sellers agree that,
                        -------------------------
prior to the first anniversary of the Closing, without the consent of the Company, none of the Sellers or any of their controlled Affiliates shall solicit or seek to hire any employee of the Company or any Subsidiary; provided,
                                                               --------
however, that the foregoing shall not prevent the Sellers or any of their
-------
controlled Affiliates from hiring any such person (i) who contacts the Sellers or their Affiliates on his or her own initiative without solicitation from any of the Sellers or their Affiliates, (ii) in connection with general employment advertisements published in magazines, journals, newspapers and other publications that are not targeted at the Company or any of the Company's employees or (iii) who has been discharged by the Company prior to any such solicitation.

          SECTION 8.9.  TERMINATION OF DEBT.  At or prior to the Closing, the
                        -------------------
Sellers shall cause the Company to repay any non-trade indebtedness to any Person (other than the Sellers or their Affiliates) except for (i) any earn-out payments due under the Ingram Non-Compete and (ii) for any indebtdness incurred in connection with the Buyer's acquisition of the Company and (iii) the letter of credit described in Schedule 5.14, and shall release, cancel and terminate
                       -------------
all non-trade intercompany indebtedness owed by the Company or any Subsidiary to the Sellers or any of their respective Affiliates as of December 31, 1997, (including, without limitation, all obligations of the Company or any Subsidiary under any agreement described in Section 5.7(d), which obligations shall be
                                 --------------
released, cancelled and terminated effective on the Closing Date).

          SECTION 8.10. POWERS OF ATTORNEY.  The Sellers shall cause to be
                        ------------------
prepared and provided to the Buyer at the Closing a schedule setting forth a list, as of the Closing, of the names and addresses of all Persons holding a power-of-attorney on behalf of the Company or any Subsidiary, other than state regulatory authorities holding a power of attorney with respect to surety bonds required to be held under applicable Debt Collection Laws.

          SECTION 8.11.  CAPITAL EXPENDITURES.  With respect to the capital
                         --------------------
expenditure projects of the Company identified on Schedule 8.11, the Sellers
                                                  -------------
shall deliver to the Buyer at Closing a certificate executed by a duly authorized officer, setting forth the dollar amount of capital expenditures funded since the Financial Statement Date and prior to the Closing Date (the "Capital Expenditure Amount"). The Sellers shall pay to the Surviving
---------------------------
Corporation, by wire transfer to the Surviving Corporation on the Closing Date of immediately available funds, the positive difference, if any, between (i) $2,200,000 minus (ii) the Capital Expenditure Amount (the "Capital Expenditure
                                                           -------------------
Shortfall").  It is acknowledged and agreed that the foregoing is intended to
---------
shift the financial responsibility (up to $2,200,000) of such capital expenditures to the Sellers from the Company and that the Year End Net Worth shall not be determined in a manner that is inconsistent with the foregoing.

          SECTION 8.12.  OBLIGATIONS OF MERGERCO.  The Buyer unconditionally and
                         -----------------------
irrevocably guarantees the performance by Mergerco of all of Mergerco's obligations under this Agreement required to be performed at any time.

          SECTION 8.13.  COLLECTION RECEIVABLES.  On the Closing Date, the
                         ----------------------
Surviving Corporation shall assign the Collection Receivables to FDC or an Affiliate of FDC pursuant to the bill of sale and assignment attached as Exhibit
                                                                         -------
E.  FDC agrees to appoint the Surviving Corporation as its agent for the
-
collection of Collection Receivables during the ninety day period beginning on the Closing Date (the "Collections Period"). The Surviving Corporation shall
                       ------------------
promptly remit any payments made to the Surviving Corporation on account of the Collection Receivables during the Collections Period, and shall be entitled to retain twenty percent (20%) of any such payments received during the Collections Period as commission. Following the Collections Period, FDC shall have the sole right to collect payments in respect of the remaining uncollected portion of the collection Receivables (it being understood that, after the Collections Period, FDC shall have the right to exercise any legal or equitable remedy available to it as the holder of such Collection Receivables).



                                  ARTICLE IX

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER
               ------------------------------------------------

          The obligations of the Buyer and Mergerco under this Agreement shall, at the option of the Buyer and Mergerco (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          SECTION 9.1.  NO MISREPRESENTATION OR BREACH OF WARRANTIES OR
                        -----------------------------------------------
COVENANTS.   Each of the representations and warranties of the Sellers contained
---------
in this Agreement shall have been true and correct in all material respects as of the date hereof and the Company and Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          SECTION 9.2.  NO RESTRAINT.  No action or proceeding shall have been
                        ------------
instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Body (domestic or foreign) to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement, nor shall any Governmental Body have notified either party to this Agreement in writing that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or the laws of any State thereof or the laws of the jurisdiction to which such Governmental Body is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such agency or body shall have subsequently withdrawn such notice or has otherwise indicated in writing that it will not take any such action prior to what would otherwise have been the Closing Date.

          SECTION 9.3.  LICENSING.  The Buyer or the Company, as applicable,
                        ---------
shall have received temporary authorization to conduct business under the applicable Debt Collection Laws of the states of Illinois, Minnesota and Michigan, and a registration to conduct business (after giving effect to the Merger) under the applicable Debt Collection Laws in the state of Florida.
Prior to receiving the foregoing authorizations, no state shall have revoked the Company's license to conduct business under the applicable Debt Collection Laws or denied the Company's right to conduct its business in such state under the applicable Debt Collection Laws as a result of the change of ownership of the Company, it being understood that no such denial shall be deemed to have occurred for so long as the Company's application with such state is pending.


                                   ARTICLE X

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS
              --------------------------------------------------

          The obligations of the Sellers and the Company under this Agreement shall, at the option of the Sellers and the Company (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          SECTION 10.1.  NO MISREPRESENTATION OR BREACH OF WARRANTIES OR
                         -----------------------------------------------
COVENANTS.  Each of the representations and warranties of the Buyer or Mergerco
---------
contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and the Buyer and Mergerco shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          SECTION 10.2.  NO RESTRAINT.  No action or proceeding shall have been
                         ------------
instituted and, at what would otherwise have been the Closing Date, remain pending before a court or other Governmental Body (domestic or foreign) to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement, nor shall any Governmental Body have notified either party to this Agreement in writing that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or the laws of any State thereof or the laws of the jurisdiction to which such Governmental Body is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such agency or body shall have subsequently withdrawn such notice or has otherwise indicated in writing that it will not take any such action prior to what would otherwise have been the Closing Date.


                                  ARTICLE XI

                                INDEMNIFICATION
                                ---------------

          SECTION 11.1.  INDEMNIFICATION BY THE SELLERS.  (a) Subject to the
                         ------------------------------
other provisions of this Article XI, from and after the Closing, the Sellers
                         ----------
jointly and severally agree to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach of any warranty or the inaccuracy of any representation of the Sellers contained or referred to in this Agreement, or any Seller Ancillary Agreement (other than with respect to (A) Section
                                                                       -------
     5.13 as it relates to Actions involving a Violation of Law and (B) Section
                                                                        -------
     5.8)
     ---

          (ii) any breach by the Sellers of, or failure by the Sellers to perform, their covenants or obligations contained in this Agreement or any Seller Ancillary Agreement;

          (iii) any Seller Plan, including the ACM Plan, and ERISA
     Affiliate Plan, Multiemployer Plan or any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) maintained by, contributed to or obligated to contribute to, at any time, by the Sellers or any ERISA Affiliate, including any liability to the PBGC under Title IV of ERISA, other than any employee benefit plan sponsored or maintained by the Company or any Subsidiary on or after January 1, 1998; provided, however, that with
                                                    --------  -------
     respect to a participant (or a beneficiary of a participant) who terminated employment with the Company or any Subsidiary prior to the Closing Date and who is receiving continuation coverage pursuant to COBRA under a plan or plans maintained by the Company or any Subsidiary, Sellers shall be responsible for any direct or indirect expenses under such plan in excess of the COBRA premiums paid with respect to such participant or beneficiary, provided, that the Company and each Subsidiary charge each person receiving such continuation coverage the maximum amount permitted under law;

          (iv) (A) any monetary fines, penalties or sanctions levied against the Surviving Corporation or any of its predecessors or Affiliates by the Federal Trade Commission pursuant to its currently pending investigation relating to the Company, the Subsidiaries and their respective predecessors and Affiliates (the "Current FTC Proceeding") and any payment made by the
                           ----------------------
     Company or any of the Subsidiaries to the Federal Trade Commission in connection with the Current FTC Proceeding and (B) any Expenses incurred by the Company in connection with the Current FTC Proceeding;

          (v) any (Violation of Law (including, without limitation, any civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding (including, but not limited to, any counterclaims or crossclaims), relating to the Company, any of its Subsidiaries or any of their predecessors, whether or not pending or threatened on the date hereof or at the Closing, and whether brought, made or instigated by any Governmental Body or any private Person resulting from, arising out of, based on or relating to, any Violation of Law) but, other than matters covered by clause (iv) hereof);

          (vi) liabilities to third parties from any act or failure to act which occurred on or prior to the date which is eight months after the Closing Date by any Person (other than an employee or temporary employee of the Company or its Subsidiaries) in connection with such Person providing legal collection services (including, without limitation, litigation or litigation preparation) to, on behalf of or at the request of, the Company, any of its Subsidiaries or any of their respective predecessors, if such act or failure to act relates to [matters] referred to such Persons prior to the Closing Date (other than liabilities to any such Persons in respect of commissions or compensation earned thereby or ordinary expenses subject, in any case, to payment or reimbursement by the Company or any of its Subsidiaries); and

          (vii) any earn-out payments, contingent consideration or non-compete payments arising from or in connection with transactions occurring prior to the date hereof (including, without limitation, any amounts due pursuant to [Ingram]).

          (b)   The indemnification provided for in Section 11.1(a) shall
                                                    ---------------
terminate twenty-seven months following the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.1(a) thereafter), except that
                                     ---------------
the indemnification by the Sellers shall continue as to:

          (i)   the covenants of the Sellers set forth in Section 13.6, which
                                                          ------------
     shall survive for the period of time set forth therein;

          (ii)  the covenant set forth in Section 8.7 as to which the
                                           -----------
     indemnification provided in this Section 11.1 shall terminate 30 days after
                                      ------------
     the expiration of the four-year non-competition period provided for therein;

          (iii) the indemnification set forth in clause (v) or clause (vi) of
     Section 11.1(a), as to which the indemnification set forth in this Section
     ---------------                                                    -------
     11.1(a) shall terminate 42 months following the Closing Date;
     -------

          (iv)  the indemnification in respect of matters referred to in clauses
     (I) and (II) of the fourth sentence of Section 11.1(c),  shall survive
                                            ---------------
     until it is no longer possible in law or in fact for an Indemnified Party to suffer any Losses or Expenses as a result of such matters and for so long thereafter as such Indemnified Party may assert a claim with respect thereto;

          (v) any Losses or Expenses of which any Buyer Group Member has notified the Sellers in accordance with the requirements of Section 11.3 on
                                                                 ------------
     or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of the
                          ------------
     Sellers shall continue until the liability of the Sellers shall have been determined pursuant to this Article XI, and the Sellers shall have
                                 ----------
     reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable in accordance with this Article XI; and
                                                       ----------

          (vi)  the covenants of the Sellers set forth in Section 8.2, which
                                                          -----------
     shall survive until it is no longer possible in law or in fact for an Indemnified Party to suffer any

     Losses or Expenses as a result of such breach and for so long thereafter as such indemnified party may assert a claim with respect thereto.

          (c) The obligations of the Sellers to indemnify and hold harmless Buyer Group Members pursuant to Section 11.1(a) are limited by the express terms
                                ---------------
of this Section 11.1(c).  The Sellers shall be required to indemnify and hold
        ---------------
harmless Buyer Group Members:

          (x) in respect of any individual matter for which indemnification is being sought under clause (v) or (vi) of Section 11.1(a) to the extent the
                                              ---------------
     amount of Losses and Expenses relating to such individual matter exceeds $15,000 (it being intended that such $15,000 shall constitute a "deductible" for which the Sellers bear no indemnification responsibility) and

          (y) pursuant to Section 11.1(a) only to the extent the aggregate
                          ---------------
     Losses and Expenses incurred by the Buyer Group Members (other than Losses and Expenses excluded by clause (x) above and Losses and Expenses not subject to this clause (y) by reason of clause (I) or (II) of the second following sentence) exceeds the Applicable Deductible (it being intended that the Applicable Deductible shall constitute a "deductible" for which the Sellers bear no indemnification responsibility).

          The aggregate amount required to be paid by the Sellers pursuant to
Section 11.1(a) (other than in respect of matters set forth in clause (I) of the
---------------
immediately following sentence) shall not in any event exceed $45,000,000. Notwithstanding anything to the contrary herein, the limitations contained in clause (y) shall not apply to:

          (I) any Loss or Expense (i) incurred by any Buyer Group Member in connection with, arising from, based on or relating to any breach of any representation or warranty in Sections 5.2(b), 5.3, 5.7, 5.16, 5.17 or
                                   ---------------  ---  ---  ----  ----
     5.19; (ii) subject to indemnification pursuant to clause (iii) or (vii) of
     ----
     Section 11.1(a); (iii) in connection with, arising from, based on or
     ---------------
     relating to a breach by the Sellers of, or failure by the Sellers to perform, any of their covenants or obligations contained in this Agreement or in any Seller Ancillary Agreement; or (iv) incurred by any Buyer Group Member which is required to be indemnified by the Sellers pursuant to

     Section 8.2; or
     -----------

          (II) any Loss or Expense subject to indemnification pursuant to clause
     (iv) of Section 11.1(a).
             ---------------

          (d) Notwithstanding anything to the contrary herein, Losses and Expenses shall not include: (i) amounts required to be expended to make remedial changes to the operations of the Business; or (ii) payments or costs incurred to retain a business relationship with any customer.

          SECTION 11.2.  INDEMNIFICATION BY THE BUYER.  (a) The Buyer agrees to
                         ----------------------------
indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation of the Buyer or Mergerco contained or referred to in this Agreement or in any certificate delivered by or on behalf of the Buyer or Mergerco, respectively, pursuant hereto, (ii) any breach by the Buyer or Mergerco of, or failure by the Buyer or Mergerco to perform, any of their respective covenants and obligations contained in this Agreement or (iii) the conduct of the Business and the operations of the Surviving Corporation and the Subsidiaries following the Closing Date.

          (b)   The indemnification provided for in Section 11.2(a) shall
                                                    ---------------
terminate 27 months after the Closing Date (and no claims shall be made by any Seller Group Member under Section 11.2(a) thereafter), except that the
                          ---------------
indemnification by the Buyer shall continue as to:

          (i) the covenants of the Buyer and/or the Surviving Corporation set forth in Section 13.6 which shall survive for the period of time set forth
              ------------
     therein;

          (ii)  the covenants of the Buyer set forth in Section 8.2, which shall
                                                        -----------
     survive until it is no longer possible in law or in fact for an indemnified party to suffer any Losses or Expenses as a result of such breach and for so long thereafter as such indemnified party may assert a claim with respect thereto; and

          (iii) any Losses or Expenses of which any Seller Group Member has notified the Buyer in accordance with the requirements of Section 11.3 on
                                                               ------------
     or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of the Buyer
                          ------------
     shall continue until the liability of the Buyer shall have been determined pursuant to this Article XI, and the Buyer shall have reimbursed all Seller
                      ----------
     Group Members for the full amount of such Losses and Expenses that are payable in accordance with this Article XI.
                                     ----------

          (c) The obligations of the Buyer to indemnify and hold harmless Seller Group Members pursuant to Section 11.2(a) are limited by the express
                                 ---------------
terms of this Section 11.2(c). The Buyer shall be required to indemnify and
              ---------------
hold harmless Seller Group Members: (x) pursuant to Section 11.2(a), only to the
                                                    ---------------
extent the aggregate Losses and Expenses incurred by the Seller Group Members (other than Losses and Expenses (i) in connection with, arising from, based on or relating to a breach by the Buyer of, or failure by the Buyer to perform, any of its covenants or obligations contained in this Agreement or in any Buyer Ancillary Agreement or (ii) incurred by any Seller Group Member which is required to be indemnified by the Buyer pursuant to Section 8.2)
                                                             -----------
exceeds the Applicable Deductible (it being intended that the Applicable Deductible shall constitute a "deductible" for which the Buyer bears no indemnification responsibility). The aggregate amount required to be paid by the Buyer pursuant to Section 11.2(a) shall not in any event exceed $45,000,000
                      ---------------
(other than Losses and Expenses in connection with, arising from, based on or relating to a breach by the Buyer of, or failure by the Buyer to perform, any of its covenants or obligations contained in this Agreement or in any Buyer Ancillary Agreement).

          SECTION 11.3.  NOTICE OF CLAIMS.  Any Buyer Group Member or Seller
                         ----------------
Group Member seeking indemnification hereunder (the "Indemnified Party") shall
                                                     -----------------
give promptly after discovery by such Indemnified Party of any event or circumstance giving rise to a claim for indemnification hereunder) to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the
 ----------                ------------
materials facts then known to such Indemnified Party that gave rise to the claim for indemnification and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim; provided,
                                                                 --------
however, that the Sellers are deemed to have been provided notice of an
-------
indemnification claim by the Buyer in connection with the FTC Investigation, [the Ingram earn-out] and the pending or threatened lawsuits, proceedings or investigations identified on Schedule 5.13. Notwithstanding the foregoing, it
                            ---------------
is understood and agreed that (a) any failure by the Indemnified Party to provide any notice to any Indemnitor shall not affect such Indemnified Party's right to indemnification hereunder, except to the extent such failure materially impairs the ability of the Indemnitor to defend the claim made by such Indemnified Party and (b) subject to the time limitations set forth in Section
                                                                       -------
11.1(b) and 11.2(b), no Indemnified Party shall be required to give notice to
-------     -------
the Indemnitor of (i) any Violation of Law by the Company, any of its Subsidiaries or any of their respective predecessors other than any claim involving the violation of a criminal law or (ii) claims pursuant to clause (vi) of Section 11.1(a), until such time as such Indemnified Party elects to assert a
   ---------------
claim against the Sellers in respect of such Violation of Law or pursuant to clause (vi) of Section 11.1(a).
               ---------------

          SECTION 11.4.  DETERMINATION OF AMOUNT.  (a)  In calculating any Loss
                         -----------------------
or Expense there shall be deducted any insurance recovery actually received in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). The Buyer and the Sellers agree that, for purposes of computing the amount of any indemnification payment under this Section 11.4, any such
                                                 ------------
indemnification payment shall be treated as an adjustment to the Final Purchase Price for all Tax purposes. [The Buyer and the Surviving Corporation agree that they will promptly file any claims and provide any required notice pursuant to the Surviving Corporation's applicable insurance policies in connection with any Loss or Expense indemnifiable hereunder.] If the Sellers are required to indemnify a Buyer Group Member pursuant to the provisions of Section 11.1, and the cost, expense
                                           ------------
or liability for which the indemnification is sought under Section 11.1 has
                                                           ------------
provided any Buyer Group Member with a net Tax benefit which is actually realized, the amount of such actually realized net Tax benefit shall reduce the Sellers' liability to indemnify a Buyer Group Member under Section 11.1. The
                                                           ------------
Buyer shall repay to the Sellers the amount of any net Tax benefit realized from time to time and not later than 30 days after the filing of the Tax Return for each taxable year the Buyer shall provide the Sellers with a certificate signed by the Buyer's tax director or any other officer of any Buyer Group Member or a letter signed by the Buyer's independent public accountant stating whether any Buyer Group Member has realized a net Tax benefit and the computation thereof. If the Buyer is required to indemnify a Seller Group Member pursuant to the provisions of Section 11.2, and the cost, expense or liability for which the
              ------------
indemnification is sought under Section 11.2 has provided any Seller Group
                                ------------
Member with a Tax benefit, the amount of such Tax benefit (computed assuming such Seller Group Member is subject to federal income tax at the highest marginal rate applicable to corporations and to state tax at 5.9992%) shall reduce the Buyer's liability to indemnify a Seller Group Member under Section
                                                                      -------
11.2.  If the amount of such net Tax benefit taken into account in reducing an
----
indemnity payment is subsequently disallowed by a foreign, federal, state or local taxing authority, then the Indemnitor shall repay to the Indemnified Party the amount of such disallowed net Tax benefit.

          (b) After the giving of any Claim Notice pursuant to Section 11.3, the
                                                               ------------
amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the
     ----------
Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

          SECTION 11.5.  THIRD PERSON CLAIMS.  (a)  In order for a party to be
                         -------------------
entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor promptly in writing, and in reasonable detail, of the third Person claim after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall deliver promptly to the Indemnitor, after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the third Person claim. Notwithstanding the foregoing, it is understood and agreed that (i) any failure by the Indemnified Party to provide any notice or documents to any Indemnitor shall not affect such Indemnified Party's right to indemnification hereunder, except to the extent such failure materially impairs the ability of the Indemnitor to defend against the claim or demand and (ii) subject to the limitations of time set forth in Sections 11.1(b) and 11.2(b), no
                                                ----------------     -------
Indemnified Party shall be required to give notice to any Indemnitor of (A) any Violation of Law by the Company, any of its Subsidiaries or any of their respective predecessors other than claims involving the violation of a criminal law or (B) claims pursuant to clause (vi) of Section 11.1(a), until such time as
                                             ---------------
such Indemnified Party elects to assert a claim against the Sellers in respect of such Violation of Law or pursuant to clause (vi) of Section 11.1(a).
                                                       ---------------

          (b) In the event any legal proceeding shall be threatened in writing or any claim or demand shall be asserted in writing by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article XI (other than threatened or asserted Violations of
                   ----------
Law by the Company, any of its Subsidiaries or any of their respective predecessors not involving a violation of criminal law), the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which its chief executive officer, the chief financial officer, the chief operating officer, the chief legal or compliance officer (if any) or individuals with substantially similar positions has knowledge which is covered by this indemnity to be forwarded to the Indemnitor. Notwithstanding the foregoing, it is understood and agreed that (i) any failure by the Indemnified Party to provide any such notice to any Indemnitor shall not affect such Indemnified Party's right to indemnification hereunder (except to the extent the Indemnitor has been materially prejudiced thereby) and (ii) subject to the limitations of time set forth in Sections 11.1(b) and 11.2(b), no Indemnified Party shall be required to
         ----------------     -------
give notice to any Indemnitor of (i) any threatened or asserted Violation of Law by the Company, any of its Subsidiaries or any of their respective predecessor other than claims involving the violation of a criminal law or (ii) threatened or asserted claims pursuant to clause (vi) of Section 11.1(a), until such time as such Indemnified Party elects to assert a claim against the Sellers in respect of such Violation of Law or pursuant to clause (vi) of Section 11.1(a).
                                                               ---------------

          (i) With respect to (A) any legal proceeding, claim or demand against the Indemnified Party by a third Person which does not relate to the Current FTC Proceeding or clause (v) or (vi) of Section 11.1(a), or if such legal
                                    ---------------
proceeding, claim or demand relates to the Current FTC Proceeding or clause (v) or (vi) of Section 11.1(a) and involves the violation of a criminal law or (B)
           ---------------
claims identified on Schedule 11.5, then, in each case, the Indemnitor shall
                     -------------
have the sole and absolute right, subject to the first proviso hereto, after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim, or demand; provided, however, that
                                                       --------  -------
the Indemnitor shall not be entitled to settle such proceeding, claim or demand unless Indemnitor has (x) admitted its liability to any applicable Indemnified Parties in writing or (y) obtained the written consent of the applicable Indemnified Parties, whose consent shall not be unreasonably withheld or delayed; provided, further, that the
         --------  -------

Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor does not notify the Indemnified Party within 30 days after receiving a Claim Notice from the Indemnified Party that the Indemnitor will defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel of its choice, at the expense of the Indemnitor, and control the defense, negotiation, settlement or other disposition of such proceeding. If the Indemnitor can settle any such proceeding with the payment of an amount that, along with the Expenses of such proceeding, claim or demand that are borne by the Indemnitor, is equal to or less than the Applicable Deductible then available, the Indemnitor shall not be entitled to settle any such proceeding, claim or demand without the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. No consent of the Indemnified Party shall be required if such proceeding, claim or demand is settled for an amount of money, along with the Expenses of such proceeding, claim, or demand, that are borne by the Indemnitor is in excess of the Applicable Deductible then available; provided, however, if the Indemnitor settles any such proceeding,
           --------  -------
claim or demand without the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, the Indemnitor shall be deemed to have waived any right to contest the Indemnitor's indemnification obligations under this Article XI. Notwithstanding the foregoing, no party can agree to any
     ----------
settlement that obligates another party to take or refrain from taking any action, perform obligations or admit liability.

          (ii) With respect to any legal proceeding, claim or demand against the Indemnified Party by a third Person relating to clause (v) or (vi) of Section
                                                                      -------
11.1(a), if such legal proceeding, claim or demand does not involve the
-------
violation of a criminal law, the Buyer Group Member that is the Indemnified Party with respect to such legal proceeding, claim or demand shall have the sole and absolute right after delivery of the Claim Notice, at the expense of the Sellers, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim, or demand. The Buyer Group Member that is the Indemnified Party with respect to such legal proceeding, claim or demand may not settle any such proceeding, claim or demand with a payment of money in an amount that, along with the Expenses of such proceeding, claim or demand borne by the Sellers in connection therewith, is in excess of the Applicable Deductible then available without the consent of the Sellers, such consent not to be unreasonably withheld or delayed

          (c) Notwithstanding anything to the contrary herein, with respect to the indemnity set forth in Section 11.1(a)(iv), the Buyer shall have the sole
                           -------------------
and absolute right after the Closing, at the expense of the Sellers, to be represented by counsel of the Buyer's choice and to control, defend against, negotiate, settle or otherwise deal with the Current FTC Proceeding; provided,
                                                                     ---------
however,  that the Buyer may not settle the Current FTC Proceeding if
-------
the settlement requires a payment of money which, together with all other amounts (including without limitation, the Expenses of the Current FTC Proceeding) subject to indemnification pursuant to Section 11.1(a)(iv), exceeds
                                                   ------------------
$2,000,000, without the consent of the Sellers, such consent not to be unreasonably withheld or delayed. If the Current FTC Proceeding is finally resolved by the Surviving Corporation on terms that require a payment of an amount of money which, together with all other amounts (including, without limitation, the Expenses of the Current FTC Proceeding) subject to indemnification pursuant to Section 11.1(a)(iv), is less than $2,000,000, the
                            -------------------
Sellers shall make an additional payment to the Buyer in an amount calculated pursuant to Schedule 11.5(c) within 30 days of the final resolution of the
            ----------------
Current FTC Proceeding. If the final resolution of the Current FTC Proceeding has not occurred by January 1, 2000, the Sellers' indemnification obligation shall terminate hereunder upon payment to the Buyer of the full amount of the monetary fine included in a bona fide settlement offer delivered to the Company by the Federal Trade Commission (whether or not Sellers and the Buyer agree to accept such settlement offer), and, upon such payment, the Buyer thereafter shall be entitled to control, defend against, negotiate, settle or otherwise deal with such matter as determined in its sole discretion, but shall have no further recourse pursuant to Article XI against the Sellers on account of such
                             ----------
matter for the indemnification of any Loss or Expense in excess of such payment to the Buyer.

          (d) The Buyer Group Members, the Seller Group Members and their respective representatives and agents shall have access to the premises, books, personnel and records of the other party and their Affiliates to the extent reasonably necessary to assist the Buyer Group Members or the Seller Group Members, as the case may be, in defending or settling any proceeding, claim or demand relating to Section 11.1(a) or Section 11.2(a) if the party seeking such
                   ---------------    ---------------
access has the right to control such proceeding, claim or demand pursuant to
Section 11.5; provided, however, that such access shall be at the expense of the
------------  --------  -------
party seeking such access (subject to any indemnification provided herein) and shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the other party or their Affiliates.

          (e) To the extent of any inconsistency between this Section 11.5 and
                                                              ------------
Section 8.2(c) (relating to tax contests), the provisions of Section 8.2(c)
-------------                                                -------------
shall control.

          SECTION 11.6.  LIMITATIONS.  (a)  In any case where an Indemnified
                         -----------
Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified such Indemnified Party pursuant to this

Article XI, such Indemnified Party shall promptly pay over to the Indemnitor the
----------
amount so recovered (after deducting therefrom the full amount of the Expenses incurred by it in procuring such recovery and after taking into account any Tax benefit or cost) (in the case of the Buyer, any Net Tax benefit actually realized), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

          (b) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this Article XI shall
                                                               ----------
be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the Merger.


                                  ARTICLE XII

                                  TERMINATION
                                  -----------

          SECTION 12.1.  TERMINATION.  Anything contained in this Agreement to
                         -----------
the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual consent of the Buyer, FDC and FFMC;

          (b) by the Buyer or FDC or FFMC if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

          (c) by the Buyer, FDC or FFMC if the Closing shall not have occurred on or before January 31, 1998 (or such later date as may be agreed in writing by the Buyer, FDC and FFMC).

          SECTION 12.2.  NOTICE OF TERMINATION.  Any party desiring to terminate
                         ---------------------
this Agreement pursuant to Section 12.1 shall give written notice of such
                           ------------
termination to the other party to this Agreement.

          SECTION 12.3.  EFFECT OF TERMINATION.  In the event that this
                         ---------------------
Agreement shall be terminated pursuant to this Article XII, all further
                                               -----------
obligations of the parties under this Agreement (other than Sections 13.2 and
                                                            -------------
13.10) shall be terminated without further liability of any party to the other;
-----
provided, however, that nothing herein shall relieve any party from liability
--------  -------
for its willful breach of this Agreement.  If any of the conditions specified in
Article IX have not been satisfied, the Buyer may nevertheless at its election
----------
waive such conditions and proceed with the transactions contemplated hereby, and, if any of the conditions specified in Article X have not been satisfied, the Sellers may nevertheless at their
   ---------
election waive such conditions and proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party by its Chief Executive Officer, Chairman, Vice Chairman, President or one of its Vice Presidents.


                                 ARTICLE XIII

                              GENERAL PROVISIONS
                              ------------------

          SECTION 13.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All
                         ------------------------------------------
representa tions and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made pursuant to Article
                                                                       -------
XI.
--

          SECTION 13.2.  CONFIDENTIAL NATURE OF INFORMATION.  Each party agrees
                         ----------------------------------
that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of the Buyer, to its counsel, accountants, financial advisors, potential investors or lenders, and in the case of the Sellers, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed Merger. In the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials that have been furnished in connection therewith. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          SECTION 13.3.  NO PUBLIC ANNOUNCEMENT.  Prior to the Closing Date,
                         ----------------------
none of the parties shall, without the approval of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing
                                      --------  -------
shall not preclude
communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities Exchange Commission disclosure obligations or the rules of any stock exchange.

          SECTION 13.4.  NOTICES.  All notices or other communications required
                         -------
or permitted hereunder shall be in writing and shall be deemed to have been given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

          If to the Buyer, Mergerco or the Surviving Corporation, to:

                NCI Acquisition Corporation
                1436 Lancaster Avenue
                Suite 210
                Berwyn, Pennsylvania  19312
                Attention:  Jeffrey Weiss

                         and



                Nationwide Credit, Inc.
                2253 Northwest Parkway
                Marietta, Georgia 30067
                Attention:  Jerrold Kaufmann

          with copies to:

                Weiss, Peck & Greer
                One New York Plaza
                30th Floor
                New York, NY 10004
                Attention: Craig S. Whiting

                         and

                Centre Partners Management LLC
                30 Rockefeller Plaza
                Suite 3050
                New York, NY 10020
                Attention: Paul Zepf
                         and

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York 10153
                Attention:  Jane McDonald

          If to the Surviving Corporation, to:

          If to FDC or FFMC, to:

                First Data Corporation
                6200 South Quebec Street
                Englewood, Colorado 80111
                Attention: Charles T. Fote,
                Executive Vice President

          with copies to:

                First Data Corporation
                6200 South Quebec Street
                Englewood, Colorado 80111
                Attention:   General Counsel
                Integrated Services Division

                         and

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois  60603
                Attention:  Paul L. Choi and
                Frederick C. Lowinger

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          SECTION 13.5.  SUCCESSORS AND ASSIGNS.  (a)  The rights of either
                         ----------------------
party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other party.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5.
     ------------

          SECTION 13.6.  ACCESS TO RECORDS AFTER CLOSING.  (a) The Sellers and
                         -------------------------------
the Buyer agree that each of them shall preserve and keep the records held by it relating to the Business for a period of six (6) years from the Closing Date.

          (b) For a period of six years after the Closing Date, the Sellers and their representatives shall have reasonable access to all of the books and records of the Surviving Corporation and the Subsidiaries to the extent that such access may reasonably be required by the Sellers in connection with matters relating to or affected by the operations of the Company and the Subsidiaries prior to the Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6(b). If the Buyer, the Surviving Corporation or
                 ---------------
the Subsidiaries shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at the Sellers' expense, to segregate and remove such books and records as the Sellers may select.

          (c) For a period of six (6) years after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the books and records of the Sellers or any of their Affiliates relating to the Company and the Subsidiaries. Such access shall be afforded by the Sellers and their Affiliates upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6(c). If the Sellers or any of their
                                ---------------
Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Sellers shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such books and records as the Buyer may select.

          SECTION 13.7.  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement, the
                         ----------------------------
Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          SECTION 13.8.  INTERPRETATION.  Articles, titles and headings to
                         --------------
sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

          SECTION 13.9.   WAIVERS.  Any term or provision of this Agreement may
                          -------
be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          SECTION 13.10.  EXPENSES.  Except as expressly set forth herein,
                          --------
including, without limitation, Section 4.5(a)(vi) hereof each party hereto will
                               ------------------
pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

          SECTION 13.11.  PARTIAL INVALIDITY.  Wherever possible, each provision
                          ------------------
hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          SECTION 13.12.  EXECUTION IN COUNTERPARTS.  This Agreement may be
                          -------------------------
executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Sellers and the Buyer.

          SECTION 13.13.  FURTHER ASSURANCES.  On and after the Closing Date
                          ------------------
each party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm the transfer of the Shares to the Buyer in accordance with the terms of this Agreement.

          SECTION 13.14.  GOVERNING LAW. This Agreement shall be governed by and
                          -------------
construed in accordance with the laws, without regard to the principles regarding choice of law of the State of New York.

          SECTION 13.15.  DISCLAIMER OF WARRANTIES.  The Sellers make no
                          ------------------------
representations or warranties with respect to any projections, forecasts or forward-looking information provided to the Buyer or Mergerco. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, OR IN ANY SELLER ANCILLARY AGREEMENT, THE SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        NCI ACQUISITION CORPORATION



                                        By:  /s/ PAUL J. ZEPF
                                            ----------------------------
                                            Name:  Paul J. Zepf
                                            Title: Director


                                        NCI MERGER CORPORATION



                                        By:  /s/ PAUL J. ZEPF
                                            ----------------------------
                                            Name:  Paul J. Zepf
                                            Title: Director


                                        NATIONWIDE CREDIT, INC.



                                        By:  /s/ JERROLD KAUFMAN
                                            ----------------------------
                                            Name:  Jerrold Kaufman
                                            Title: President and Chief Executive
                                                   Officer


                                        FIRST FINANCIAL MANAGEMENT CORPORATION



                                        By:  /s/ CHARLES FOTE
                                            ----------------------------
                                            Name:
                                            Title:  President

                                        FIRST DATA CORPORATION



                                        By:  /s/ CHARLES FOTE
                                            ----------------------------
                                            Name:  Charles Fote
                                            Title: Executive Vice President